UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2010

Commission File Number: 333-150388

Granto, Inc.
(Exact name of registrant as specified in its charter)

Nevada	98-0655634
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

Dongdu Room 321, No. 475 Huanshidong Road, Guangzhou City, PRC 510075
(Address of principal executive offices)

011-86-20-8762-1778
(Registrant’s telephone number, including area code)

16 Monarch Way, Kinnelon, New Jersey 07405

(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed by Granto, Inc.  We are reporting the acquisition of a new business and providing a description of this business and its audited financials below. In addition, on March 29, 2010 we consummated a private placement to 18 investors for an aggregate gross purchase price of $7,700,000 of our Series A Preferred Stock, par value $.0001 per share (“Series A Stock”), five-year warrants to purchase shares of our Common Stock for $3.47 per share and five-year warrants to purchase shares of our Common Stock for $4.17 per share pursuant to a Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) with such investors (the “Private Placement”). Each share of Series A Stock will automatically convert into one share of our Common Stock, par value $.001 per share (“Common Stock”). The conversion ratio is subject to adjustment to protect the holder of the Series A Stock from dilution in certain circumstances immediately upon the happening of certain events described herein.

USE OF DEFINED TERMS

Except as otherwise indicated by the context, references in this Report to:

•
"Granto," "the Company," "we," "us," or "our," are references to the combined business of Granto, Inc, and its subsidiary, Rongfu Aquaculture, Inc., and Rongfu Aquaculture, Inc.’s direct and indirect subsidiaries.

•	"Rongfu" refers to Rongfu Aquaculture, Inc., a Delaware corporation and our direct, wholly owned subsidiary, and/or its direct and indirect subsidiaries, as the case may be;
•	"China," "Chinese" and "PRC," refer to the People’s Republic of China;
•	"RMB" refers to Renminbi, the legal currency of China;
•	"U.S. dollar," "$" and "US$" refer to the legal currency of the United States;
•	"Securities Act" refers to the Securities Act of 1933, as amended; and
•	"Exchange Act" refers to the Securities Exchange Act of 1934, as amended.

Certain references to ownership and other rights of the Company in this Current Report include the rights of Foshan Nanhai Ke Da Heng Sheng Aquatic Co., Ltd. and Hainan Ke Da Heng Sheng,and and Hainan Ke Da Heng Sheng Aquit Germchit Co., Ltd. which we are attributing to the Company by virtue of the Contractual Agreements described below.

All of the financial information for Rongfu for the fiscal year ended December 31, 2009 in this Current Report is unaudited.

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement

On March 29, 2010, we entered into a Share Exchange Agreement with Rongfu, certain stockholders and warrantholders of Rongfu (the “Rongfu Stockholders”) and a stockholder of Granto (the “Share Exchange Agreement”).  Pursuant to the Share Exchange Agreement, on March 29, 2010, 9 Rongfu Stockholders transferred 100% of the outstanding shares of common stock and 100% of the warrants to purchase common stock of Rongfu held by them, in exchange for an aggregate of 18,623,889 newly issued shares of our Common Stock and warrants to purchase an aggregate of 666,666 shares of our Common Stock. The shares of our Common Stock acquired by the Rongfu Stockholders in such transactions constitute approximately 77.4% of our issued and outstanding Common Stock on a fully-diluted basis giving effect to the share exchange and the sale of our Series A Stock pursuant to the Purchase Agreement discussed below, but not including any outstanding purchase warrants to purchase shares of our common stock, including the warrants issued pursuant to the Purchase Agreement. In connection with the closing of the Share Exchange Agreement, the former principal stockholder agreed to and did cancel 1,150,000 of the 1,200,000 shares of Granto, Inc. Common Stock held by her.

The Share Exchange Agreement contains representations and warranties by us, our former principal stockholder, Rongfu and the Rongfu Stockholders which are customary for transactions of this type such as, with respect to Granto, Inc.: organization, good standing and qualification to do business; capitalization; subsidiaries, authorization and enforceability of the transaction and transaction documents; financial condition; valid issuance of stock, consents being obtained or not required to consummate the transaction; litigation; compliance with securities laws; the filing of required tax returns; and no brokers used, and with respect to Rongfu:  authorization, capitalization, and title to Rongfu securities being exchanged. The former principal stockholder has agreed to indemnify Granto, Inc., Rongfu and the Rongfu Stockholders and their affiliates against actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith arising out of or based on misrepresentations by Granto, Inc. or such stockholder made in the Share Exchange Agreement and breaches by Granto, Inc. or such stockholder of covenants in the Share Exchange Agreement.

The foregoing description of the terms of the Share Exchange Agreement is qualified in its entirety by reference to the provisions of the Share Exchange Agreement which is included as Exhibit 2.1 of this Current Report and is incorporated by reference herein.

Series A Preferred Stock Purchase Agreement

On March 29, 2010 we entered into and consummated a Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) with 18 investors pursuant to which the investors agreed to and did purchase for an aggregate of $7.7 million an aggregate of (a) 2,768,721 shares of our Series A Stock, (b) five year warrants (“Series A Warrants”) to purchase an aggregate of 1,730,451 shares of our Common Stock for $3.47 per share and (c) five year warrants (“Series B Warrants”) to purchase an aggregate of 1,730,451shares of our Common Stock for $4.17 per share. Each share of Series A Stock will automatically convert into one share of our Common Stock (subject to adjustment in certain circumstances to protect the holder against dilution) immediately upon all of the following being satisfied:

•
a registration statement covering the resale of the shares of Common Stock to be issued upon conversion shall have been filed by the Company and declared effective by the Securities and Exchange Commission (the “SEC” or the “Commission”), and such registration statement continues to be effective up through and including the date of the conversion;

•
our shares of Common Stock are eligible for trading on one of the following exchanges: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board;

•
the daily volume weighted average price of the Common Stock for ten consecutive trading days immediately preceding the conversion is greater than or equal to $5.56 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) on the primary trading market on which the Common Stock is then listed or quoted; and

•
the average daily dollar volume of the Common Stock on the primary trading market on which the Common Stock is then listed or quoted is greater than or equal to $100,000 for ten consecutive trading days at any time before the conversion.

Representations and Warranties; Indemnification : The Purchase Agreement contains representations and warranties by us and the investors which are customary for transactions of this type such as, with respect to the Company: organization, good standing and qualification to do business; capitalization and voting rights; subsidiaries, authorization and enforceability of the transaction and transaction documents; financial statements; valid issuance of stock, governmental and third party consents being obtained or not required to consummate the transaction; litigation; intellectual property; employee benefits, employment matters; filing of tax returns; full disclosure; related party transactions; title to property and assets; and no brokers used, and with respect to the investors:  authorization, investment intent and accredited investor status. The Company has agreed to indemnify the investors and their affiliates against claims, costs, losses, damages, expenses and obligations arising out of or based on material misrepresentations by the Company made in the Purchase Agreement and breaches by the Company of material covenants in the Purchase Agreement.

Covenants: The Purchase Agreement contains certain covenants on our part, including the following:

Registration: we must file a registration statement covering the resale by the investors of 100% of our shares of Common Stock issuable to the investors upon the conversion of all of the Series A Stock and exercise of the Series A Warrants and the Series B Warrants (the “Resale Registration Statement”). The Resale Registration Statement must be filed with the SEC by May 13, 2010 (within 45 days after the March 29, 2010 closing date of the Purchase Agreement) and cause the registration statement to be declared effective by August 26, 2010  (within 150 days after the closing date) or October 25, 2010 (210 days after the closing date), if the SEC determines to give the registration statement a full review. The Purchase Agreement provides for liquidated damages of 1% per month of the purchase price of the securities purchased by the investors (with a cap of 6% of the purchase price in the aggregate)  if the filing or effectiveness of the registration is delayed beyond the required deadlines or if after effectiveness is declared by the SEC, effectiveness of the Resale Registration Statement is not maintained.

Listing: we have agreed to use our best efforts to list our Common Stock on the American Stock Exchange, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market or New York Stock Exchange by March 29, 2011 (within one year after the closing) If we do not do so by such deadline we are obligated to pay the investors liquidated damages of .5% of the purchase price per month until the Common Stock is listed, subject to a cap of 6% of the purchase price in the aggregate).

Right of first refusal: Until the second anniversary of the date that the Resale Registration Statement is declared effective, the investors shall have a right of first refusal in connection with any offer by the Company of its debt or equity securities, except in certain limited situations

Appointment of investor designee to the Company’s Board and approval of CFO: The Company has agreed to appoint one person designated by certain of the investors as a director of the Company. The Company has also agreed that such investors shall have the right to approve the hiring of an English speaking Chief Financial Officer after the closing.

Delivery of up to 2,768,721 shares of Granto, Inc. Common Stock from Escrow Based on Net Income and Net Income Per Share: At the closing, Kelvin Chan, our President and Chief Executive Officer, delivered to an escrow agent 2,768,721 shares of Granto, Inc. Common Stock (the “Make Good Escrow Stock”). If our consolidated net income and net income per share for the year ended December 31, 2009 is less than $13.0 million and $.54 per share, respectively (the “Fiscal 2009 Performance Threshold”), or our consolidated net income and net income per share for the fiscal year ending December 31, 2010 is less than $14.8 million and $.62 per share, respectively (the “Fiscal 2010 Performance Threshold”), then:

•
If the Company does not achieve at least 50% of either amount set forth in the Fiscal Year 2009 Performance Threshold, the escrow agent shall transfer 100% of the escrowed shares to the investors pro rata based on the number of shares of Series A Stock purchased by the investors under the Purchase Agreement and still beneficially owned by such investor at such date;

•
If the Company achieves at least 50%, but less than 100% of either amount set forth in the Fiscal Year 2009 Performance Threshold, the escrow agent shall transfer an amount of the escrowed shares to the investors equal to the product obtained by multiplying (i) two times the shortfall by (ii) the total number of escrowed shares.  Such shares will be transferred pro rata based on the number of shares of Series A Stock purchased under the Purchase Agreement by the investors and still beneficially owned by such investors at such date.

•
If the Company does not achieve at least 50% of either amount set forth in the Fiscal Year 2010 Performance Threshold,  the escrow agent shall transfer 100% of the escrowed shares to the investors pro rata based on the number of shares of Series A Stock purchased by the investors under the Purchase Agreement and still beneficially owned by such investor at such date;

•
If the Company achieves at least 50%, but less than 100% of either amount set forth in the Fiscal Year 2010 Performance Threshold, then the escrow agent shall transfer an amount of the escrowed shares to the investors equal to the product obtained by multiplying (i) two times the shortfall by (ii) the total number of escrowed shares.. Such shares will be transferred pro rata based on the number of shares of Series A Stock purchased under the Purchase Agreement by the investors and still beneficially owned by such investors at such date.

For purposes of the agreement, net income for any period means the consolidated net income of the Company and its subsidiaries calculated in accordance with United States generally accepted accounting principles consistently applied, plus, to the extent such amounts were deducted in the calculation of consolidated net income, the amount of any non-cash extraordinary charges relating solely to (a) the release of the shares from escrow or (b) the value of the beneficial conversion feature of the Series A Stock of the Company issued pursuant to the Purchase Agreement.  Net income for any period shall also not include any charges or additions to net income of the Company in any period as a result of any fluctuation in the value of the Company’s Common Stock.

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 29, 2010, we completed the acquisition of Rongfu pursuant to the Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange. Rongfu is considered the acquirer for accounting and financial reporting purposes.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

As a result of this transaction, the Company ceased being a “shell company” as that term is defined in Rule 12b-2 under the Securities and Exchange Act of 1934 (the “Exchange Act”).

Our Corporate Structure

As set forth in the following diagram, following our acquisition of Rongfu, Rongfu became and currently is our direct, wholly-owned subsidiary.

Organizational History of Rongfu Aquaculture, Inc. and Subsidiaries

Rongfu Aquaculture, Inc. was incorporated in Delaware on January 13, 2009. Pursuant to a Share Exchange Agreement, dated as of December 29, 2009 (the “December 2009 Agreement”), all of the shareholders of Flourishing Blessing (Hong Kong) Co., Ltd., a Hong Kong corporation (“Flourishing HK”), exchanged all of the outstanding shares of Flourishing HK for shares of common stock of Rongfu and Rongfu became the owner of 100% of the outstanding capital stock of Flourishing HK.

Flourishing HK owns 100% of the capital stock of Guangzhou Flourishing Blessing Heng Seng Agriculture Technology Limited (“Guangzhou Flourishing”). Guangzhou Flourishing is a wholly foreign-owned enterprise, or “WFOE,” under the laws of the PRC by virtue of its status as a wholly-owned subsidiary of a non-PRC company, Flourishing HK.  In connection with the closing of the December 2009 Agreement, Guangzhou Flourishing  entered into and consummated a series of agreements (the “Contractual Agreements”), with Chen Zhisheng and Foshan Nanhai Ke Da Heng Sheng Aquatic Co., Ltd. (“Nanhai Ke Da Heng Sheng”).  Under the Contractual Agreements, Guangzhou Flourishing agreed to assume control of the operations and management of Nanhai Ke Da Heng Sheng in exchange for a management fee equal to Nanhai Ke Da Heng Sheng’s earnings before taxes. As a result, the business of Nanhai Ke Da Heng Sheng  and Hainan Ke Da Heng Sheng Aquit Germchit Co., Ltd., a PRC corporation (“Hainan Ke Da Heng Sheng”) , 70% of the outstanding stock of which is owned by Nanhai Ke Da Heng Sheng,  will be conducted by Guangzhou Flourishing. We anticipate that Nanhai Ke Da Heng Sheng and Hainan Ke Da Heng Sheng will continue to be the contracting parties under their customer contracts, bank loans and certain other assets until such time as those may be transferred to Guangzhou Flourishing.

Nanhai Ke Da Heng Sheng was formed in the PRC on April 30, 2003 as a limited liability company (a company solely owned by a natural person). Hainan Ke Da Heng Sheng was formed in the PRC on August 6, 2007 as a limited liability company. Guangzhou Flourishing was incorporated in the PRC on January 9, 2009 as a wholly owned foreign enterprise.

The following is a summary of the material terms of each of the Contractual Agreements, the English translation of each of which is annexed hereto as an exhibit. All references to the Contractual Agreements and other agreements in this Current Report are qualified, in their entirety, by the text of those agreements. Certain references to ownership and other rights of the Company in this Current Report include the rights of Nanhai Ke Da Heng Sheng and Hainan Ke Da Heng Sheng, which we are attributing to the Company by virtue of the Contractual Agreements.

Entrusted Management Agreement. Pursuant to the entrusted management agreement among Nanhai Ke Da Heng Sheng, Chen Zhisheng, a director of the Company and the owner of 100% of the outstanding stock of Nanhai Ke Da Heng Sheng, and Guangzhou Flourishing  (the "Entrusted Management Agreement"), Nanhai Ke Da Heng Sheng and Chen Zhisheng agreed to entrust the operations and management of Nanhai Ke Da Heng Sheng to Guangzhou Flourishing  Under the Entrusted Management Agreement, Guangzhou Flourishing  will manage Nanhai Ke Da Heng Sheng ‘s operations and assets, control all of Nanhai Ke Da Heng Sheng ‘s cash flow through an entrusted bank account, will be entitled to Nanhai Ke Da Heng Sheng ‘s earnings before taxes as a management fee, and will be obligated to pay all Nanhai Ke Da Heng Sheng’s payables and expenses, operating expenses, payment of employee salaries and the purchase price for assets. The Entrusted Management Agreement will remain in effect until Guangzhou Flourishing  acquires all of the assets or equity of Nanhai Ke Da Heng Sheng (as more fully described below under “Exclusive Option Agreement”). We anticipate that Nanhai Ke Da Heng Sheng and Hainan Ke Da Heng Sheng will continue to be the contracting parties under their customer contracts, bank loans and certain other assets until such time as those may be transferred to Guangzhou Flourishing.

Shareholders’ Voting Proxy Agreement. Under the shareholders' voting proxy agreement among Chen Zhisheng and Guangzhou Flourishing, Chen Zhisheng irrevocably and exclusively appointed the members of Guangzhou Flourishing’s board of directors as his proxies to vote on all matters that require approval by the shareholders of Nanhai Ke Da Heng Sheng.

Exclusive Option Agreement. Under the exclusive option agreement among Chen Zhisheng, Guangzhou Flourishing and Nanhai Ke Da Heng Sheng (the “Exclusive Option Agreement”), Chen Zhisheng has granted Guangzhou Flourishing an irrevocable and exclusive purchase option (the “Option”) to acquire Nanhai Ke Da Heng Sheng’s equity and Nanhai Ke Da Heng Sheng  has granted Guangzhou Flourishing an Option to purchase Nanhai Ke Da Heng Sheng’s assets and business, but only to the extent that the acquisition does not violate limitations imposed by PRC law on such transactions. The consideration for the exercise of the Option is to be determined by the parties and memorialized in future, definitive agreements setting forth the kind and value of such consideration. To the extent that Chen Zhisheng receives any of such consideration, the Option requires him to transfer (and not retain) the same to Guangzhou Flourishing.

Shares Pledge Agreement. Under the shares pledge agreement among Chen Zhisheng, Guangzhou Flourishing and Nanhai Ke Da Heng Sheng (the "Share Pledge Agreement"), Chen Zhisheng has pledged to Guangzhou Flourishing all of the equity interests in Nanhai Ke Da Heng Sheng, including the proceeds thereof, to guarantee all of Nanhai Ke Da Heng Sheng ‘s rights and benefits under the other Contractual Agreements. Prior to termination of the Share Pledge Agreement, the pledged equity interests cannot be transferred without Guangzhou Flourishing’s prior written consent.

DESCRIPTION OF BUSINESS

Overview

Through its subsidiaries and the Contractual Agreements, Rongfu Aquaculture, Inc. (the “Company”) is engaged in commercial freshwater aquaculture in the PRC. Aquaculture is the cultivation (“farming”) of fish under controlled conditions (as contrasted with the harvesting of fish in the wild). The Company cultivates its fish in fresh water (not marine (salt water) or brackish environments), sells fish and fish fry (juvenile fish) and also acts as a dealer of freshwater fish (generating trading profits from the purchase of fish from third party farmers and the immediate re-sale of such fish to wholesalers and processors).

During the fiscal year ended December 31, 2009 (“fiscal 2009”) the Company sold more than 27,000 tons of adult fish to frozen fish processors and wholesalers in Guangdong Province and Hainan Province, People’s Republic of China (“PRC”) and the Company sold approximately 360 million fry to distributors, which in turn sold such fry to other farmers to cultivate.

Based on unaudited information, approximately 74.0% of the Company’s revenues for fiscal 2009 were from the sale of adult fish farmed by the Company, approximately 13.7% of the Company’s 2009 revenues were from the re-sale of fish purchased by the Company from farmers and approximately 12.3% of the Company’s 2009 revenues were generated from the sale of fish fry. Approximately 67.9% of the Company’s net income for fiscal 2009 was from the cultivation and sale of adult fish, approximately 30.3% of the Company’s 2009 net income were from the breeding, incubation and sale of fish fry and approximately 1.8% of the Company’s 2009 net income was profit from the Company’s trading of freshwater adult fish. According to China Agriculture Magazine, the Company is currently the largest seller of tilapia fry in the PRC and the Company believes that it is also one of the three largest sellers of adult tilapia in the PRC.

The Company operates 13 adult fish breeding farms, covering a total area of 8,249 mu (a mu is a measure of land area used in China equivalent to approximately 1/6 of an acre). Three of the Company’s farms are located in Hainan Province, two in the town of Wenchang and one in Nanling. The other 10 farms are located in Guangdong Province in the towns or villages of Nanhai, Qinyuan, Taishan, Yangdong  and Gaoyao. 9 of the farms consist of a series of man-made ponds dug to a depth of approximately 2 meters with a surface area of 10-20 mu. A pond can be dug in two days and is filled with fresh filtered water from local sources. Each pond is outfitted with one or more oxygen aeration machines which float on the surface and one or more feeding machines which provide food to the fish twice per day. The aeration machines provide oxygen to the fish and enable the natural removal of fish wastes so that the water does not become toxic for the fish.

4 of the Company’s farms are each comprised of a single lake created by damming a river. Oxygen aeration equipment is not needed since the lakes have a much larger area than the ponds dug by the Company. The land on which the farms are located is leased by the Company from the village under leases for terms of 4 to 30 years.

For additional information concerning the location and area of each of the Company’s fish farms and the terms under which the real estate for each farm is leased, see “Description of Property” herein.

In addition to its adult fish breeding farms, the Company operates a breeding farm in Wenchang, Hainan Province in which tilapia fry are produced from brood stock. (The warm climate in Hainan is more conducive to the breeding of tilapia fry than the climate in Guangdong Province.) The tilapia fry breeding farm in Wenchang covers an area of approximately 1,800 mu. The Company breeds snakehead and crucian carp fry at its facility in Nanhai.

At its facility in Nanhai (at which the Company also maintains a fish clinic), the Company also has constructed and maintains concrete tanks with a surface area of approximately 8,000 square meters containing approximately 40 compartments where the Company incubates tilapia, snakehead and crucian carp fry for approximately 10-25 days after such fry is initially produced or purchased by the Company. Most of the tilapia fry breeded by the Company in Wenchang is promptly flown by commercial air carrier to Guangzhou (which is approximately 300 miles from Nanhai) and thereafter transported by automobile to Nanhai. The Company also maintains an approximately 4,500 square meter incubation tank in Wenchang for tilapia fry that it will incubate and sell in Hainan Province.

The incubation tanks in Nanhai and Wenchang are lined with concrete as compared to the Company’s adult fish breeding ponds and lakes, which are not. The concrete lining of the incubation tank enables the Company to maintain better water quality for the fry in the tank and also makes it easier for the small fry to be seen and caught when it is time to harvest them. After the incubation period the Company sells approximately 95% of the fry to distributors.

Based on unaudited information, approximately 46.2% of the Company’s revenues from the sale of Company grown adult fish in fiscal 2009 were from the sale of tilapia, approximately 20.2% was from the sale of grass carp, approximately 9.5% was from the sale of snakehead, approximately 8.8% was from the sale of bighead and the balance of the Company’s revenues from the sale of Company grown adult fish during fiscal 2009 were from sales of other varieties of freshwater fish, including catfish, bream, black carp and crucian carp.

Based on unaudited information, approximately 69.1%, 18.8% and 12.1% of the Company’s revenues during fiscal 2009 from sales of fish fry were from the sale of tilapia, snakehead and crucian carp fry, respectively. The Company does not breed or incubate fry of the other adult fish that it cultivates. Rather, it purchases the fry for such fish from distributors.

In conjunction with Professor Sifa Li and his team from Shanghai Fisheries University, during the period from 2006 to 2009 the Company developed a strain of Nile tilapia called “New Jifu” which has received the approval and recommendation the PRC Ministry of Agriculture. New Jifu tilapia is fatty and fleshy, relatively fast growing (taking 4 to 5 months to grow to a saleable size), disease resistant and suitable to be raised in a warm climate such as that of Hainan Province. The Company currently sells approximately 17,000 tons of tilapia per year, approximately 60% of which is of the New Jifu variety and 40% of which is oreochromis tilapia. Oreochromis tilapia are more tolerant of lower temperatures, which enables the fish to be cultivated in northern climates. However, such tilapia are slower to grow to a saleable size, limiting production to at most three crops in two years.

The Company sells approximately 90% of its tilapia to the owners of 28 processing plants in Guangdong and Hainan Provinces. The processors generally require that the tilapia be of a standard weight of .75 kilograms. (Because of such weight requirement, the Company generally sells most of its tilapia in the fourth quarter since the growing season of approximately 6 months commences in March of each year.) The processors freeze the tilapia and sell the frozen product for distribution domestically in China and internationally. The balance of the Company’s tilapia, as well as all of the other fish the Company sells, is sold under the Company’s Hengshen brand name to fish brokers located in wholesale markets in Guangdong, Hainan, Fujian and Xinjiang Provinces  which brokers in turn market the fresh fish nationwide in China though other wholesalers or at retail. In 2009 the top ten customers (including processors and wholesalers) for the Company’s adult fish accounted for approximately 80% of the Company’s total sales of adult fish. Hainan Ahe Food, Yangshi Frozen Fish Processing Factory and Jiahong Frozen Fish Processing Factory accounted for 21%, 12% and 10%, respectively, of total purchases from the Company of adult fish in 2009.

The Company is developing technology to breed new strains of yellow catfish and California perch and anticipates making sales of the fry of such fish strains in 2010. The Company is constructing a facility in Nanhai, to breed fry. The Company anticipates that the total cost of the facility will be approximately $500,000 and it anticipates completing the facility in May 2010. This facility consists of a one-floor building with a floor area of approximately  6,000 square meters, for the breeding of new type of fry. The Company also intends to use some of the proceeds from the March 2010 sale of its Series A Stock and Warrants described in Item 1.01 of this Current Report to increase both the production capacity of and productivity at its breeding farms, to develop new breeds of fry and to change its business model in certain respects.

For example, instead of selling most of its snakehead fry to distributors which in turn sell the fry to local third party farmers, the Company intends to retain such third party farmers as subcontractors to grow adult snakehead from fry supplied directly to them by the Company. In such new business model the farmers will receive a fixed payment from the Company for their service and, the Company will supply at its own cost or reimburse the farmer for fish food and medicines. The Company anticipates that this business model will generate greater profits to the Company than would be the case if the Company merely sold snakehead fry to distributors because the model will substantially increase the ability of farmers to cultivate high quality fish and therefore substantially increase the Company’s capacity to produce adult fish. The Company may also use this cooperative farmer business model grow and sell other fish in addition to snakehead.

Farming Operations

The various steps in the process of producing adult fish for sale are described below:

Brood stock production

The Company currently owns approximately 400 to 600 male-female pairs of  tilapia brood stock (“grandparent fish”), of which 200-300 pair are of the  “New Jifu” strain and 200-300 pair are oreochromis tilapia. Grandparent fish are either purchased by the Company or developed from ancestors by the Company in conjunction with breeding experts such as personnel in academic institutions. The grandparent fish are held at the Company’s headquarters in Nanhai.  Grandparent fish generally produce offspring (“parent fish”) for a period of 5 to 8 years and each pair of grandparent fish generally will produce approximately 600 pair of parent fish per year.

Parent fish production

The parent tilapia are maintained at the Company’s facility in Wenchang, Hainan Province. The warm climate in Hainan Province is conducive to the production of tilapia fry. (The parent generation of the other fish that the Company cultivates are maintained at the Company’s facility in Nanhai.) The Company owns approximately 80,000 parent fish (one male fish for each three female fish) of the New Jifu strain. The New Jifu parent fish generally produce approximately 6,000-8,000 offspring (fry) per year for a period of three years. The Company has a capacity to produce approximately 500 million “New Jifu” fry per year. The Company has a capacity to produce approximately 300 million oreochromis tilapia fry per year.

Within 3 days after the tilapia fry is first produced, using commercial air carrier transportation, the Company transports the fry produced in Hainan to the Company’s facility in Nanhai, Guangdong Province where the tilapia fry are incubated for up to 20 days before being sold to distributors of moved by the Company to one of its adult breeding farms. The Company also purchases fry for the growing of the other fish (except tilapia) it grows. The Company also incubates snakehead and crucian carp fry at its Nanhai facility.

Adult fish production

Approximately 95% of the fry produced by the Company are sold to distributors and 5% of the fry are raised to adults by the Company. The Company cultivates the fry it does not sell at one of the 13 adult fish breeding farms the Company maintains. The fry are transported to such farms from the Nanhai incubation facility by Company trucks. The Company generally sells its tilapia when the tilapia has grown to a weight of 0.75 kg as that is the size desired by the Company’s frozen fish processor customers. For New Jifu , it takes 5 to 6 months to reach 0.75 kilograms (‘kg”) and for oreochromis tilapia it takes about 7 to 8 months to reach 0.75kg.  The Company generally raises its grass carp and snakehead to weights of .50kg or more (up to as much as 5 kg) before sale of such fish to wholesalers. The larger the weight the longer the fish takes to grow. The Company may therefore cultivate fish for a year or more before sale.

Approximately 80-85% of the variable costs of producing adult fish is the cost of fish food. The other variable costs include medicine and the cost of fry for those fish for which the Company does not breed its own fry. The other significant costs borne by the Company in its operations are of the rental of farmland, salaries of production personnel and utilities and transportation costs.

Fish clinic and educational services

At its Nanhai facility, the Company maintains a clinic supported by the Agriculture Bureau of Guangdong Province. Farmers may bring diseased fish to the clinic where Company personnel as well as experts from the Agriculture Bureau (who are periodically present at the clinic or available for consultation by telephone or internet) can diagnose problems and determine courses of treatment.

At such facility the Company also offers free classes to train farmers in the cultivation of fish. Classes are generally given for three days twice a month. The Company’s cost for providing such training is approximately $7,500 per year.

By offering such clinical services and free training, the Company has been able to build a database of approximately 100,000 farmers who are or may become interested in purchasing fry, who may become subcontractors for the Company in growing fry to adult fish or who may sell fish to the Company for immediate resale by the Company to tilapia processors or wholesalers.

Trading Operations

The Company acts as an intermediary in the sale of fish to tilapia processors and fish wholesalers. Such entities place orders with the Company which the Company fills by dealing with farmers in the Company’s data base. The processors and wholesalers rely on the Company, rather than dealing directly with farmers, due to the Company’s reputation for quality and the Company’s contacts with numerous sources of supply, which serve to reduce the administrative costs of the processor or wholesaler. The Company generally arranges for transactions, pays the farmer, assists the processor, wholesaler and farmer in delivery operations (the cost of transportation is generally borne by the processor of wholesaler) and receives payment from the processor or wholesaler at a mark up over the Company’s purchase cost (approximately 10% of the sales price).

Industry Background

Aquaculture is the science, art, or practice of cultivating and harvesting aquatic organisms, including fish, mollusks, crustaceans, aquatic plants, and algae such as seaweed. Operating in marine, brackish, and freshwater environments, aquaculture provides food for people and in smaller amounts supplies fish for stocking lakes, bait for fishing, and live specimens for home aquariums. According to a recent study by the World Food and Agriculture Organization (“FAO”) published on March 2, 2009, world fisheries production reached a new high of 143.6 million metric tons in 2006, including farmed and ocean caught product. The contribution of aquaculture to the world fisheries production in 2006 was 51.7 million tons of fish, which was 36 percent of world fisheries production in 2006, up from 3.6 percent in 1970. Global aquaculture accounted for 6 percent of the fish available for human consumption in 1970. In 2006 global aquaculture accounted for 47 percent of the fish available for human consumption according to the FAO. The FAO report also describes that over half of the global aquaculture in 2006 was freshwater finfish. Based on the FAO’s projections, it is estimated that in order to maintain the current level of per capita consumption, global aquaculture production will need to reach in excess of 80 million tons of fish by 2050.

Also according to the FAO, in 2006 China contributed approximately 67% of the total quantity and 49% of the total value of worldwide aquaculture production. In China, approximately 90% of fish production comes from aquaculture.

China has a long history of aquaculture. However, large-scale production only began after the founding of the PRC in 1949. More recently, after China opened up to the outside world in the 1980's, the sector has been growing dramatically, becoming one of the fastest growing sectors among the agriculture industries in China. In 2003 China registered a total amount of 30.28 million tons of farmed fish, accounting for 64.34% of national fishery production . China’s total aquaculture production is dominated by carp raised in inland ponds for local consumption. The four major carp species — silver carp, grass carp, common carp, and bighead carp — account for more than one third of world aquaculture production — nearly all of it in China

China’s aquatic production for 2009 is forecast to have reached 49.5 metric tons (“MMT”), an increase of approximately  two percent from the estimated 48.6 MMT of production in 2008. China remains the world’s largest aquaculture producer. The rise in aquatic production is attributed to the country’s rapid economic growth, rising disposable incomes and greater consumption of aquatic products, together with strong growth of aquatic exports. While official statistics are not yet available, the 2008 aquatic production is estimated to have increased by approximately two percent over the 47.5 MMT of production in 2007. According to China’s Ministry of Agriculture (“MOA”), aquatic production for the first five months of 2008 reached 15.6 MMT, up more than four percent over the previous year to date figure. MOA expected a normal production growth for the remainder of 2008. Industry sources also showed that total aquatic production in the first eight months of 2008 reached 26.5 MMT, up three percent over the previous year. The production growth is mainly attributable to freshwater production at 12.5 MMT, up seven percent over the same period in 2007, while sea catch production stood at 6.9 MMT, down more than two percent. Another official media source reported that total aquatic production for 2008 is expected to have reached 48.9 MMT and the total freshwater aquatic production reached 17.4 MMT as of the end of October 2008. The devastating winter storms that hit south China from January through February of 2008 had some impact on aquaculture production. However, official data on damage is not available. Some industry sources reported losses of more than 4,000 MT of tilapia and 48 million tilapia fingerlings in Guangdong and Hainan provinces. MOA reported that the industry quickly recovered.

Inland aquaculture is very important part of China fishery industry. Freshwater aquaculture is carried out in fish ponds, lakes, reservoirs, canals, pens, cages, and paddy fields. Freshwater aquaculture production is dominated by finfish, particularly silver, grass and other carps. Pond culture is the most important source of inland aquaculture, with an estimated share of 73.9% in 1996. More than 4.5 million Chinese farmers are engaged in aquaculture, more than the rest of the world combined.

In 2005, according to the American Tilapia Association (“ATA”), tilapia production worldwide was second in volume to carp, and it is projected by the ATA that tilapia will become the most important aquaculture crop in the 21st century. Commercial production of tilapia has become popular in many countries around the world. Touted as the “new white fish” to replace the depleted ocean stocks of cod, pollock, and hake, world tilapia production continues to rise and at least 100 countries currently raise tilapia, with the PRC being the largest producer. The American Tilapia Association further reports that world production of tilapia products reached approximately 2.5 million metric tons in 2007, of which China produced the dominant share of 45.0 percent.

The species of tilapia most commonly grown as food fish in aquacultures are Nile tilapia, blue tilapia and Mozambique tilapia). Today, hybrids of these species – sometimes with genetic material from other species as well – are popular as well. Over 95 percent of the global tilapia supply is imported to the United States where tilapia is an appreciated food fish. The United States has its own domestic production as well, but it is much too small to satisfy consumer demands. The rising standard of living and fast-changing lifestyle in China have resulted in dramatically increasing domestic demand for processed frozen Tilapia products.

Tilapias are also among the easiest and most profitable fish to farm. This is due to their omnivorous diet, mode of reproduction (the fry do not pass through a planktonic phase), tolerance of high stocking density, and rapid growth.

The simplest system for raising fish is in ponds or irrigation ditches. Fry are put into a pond and fed until they reach market size. The fish are caught, either by draining the pond or by using large nets. Food can be from natural sources—commonly zooplankton feeding on pelagic algae, or benthic animals, such crustaceans and mollusks. Tilapia species feed directly on phytoplankton, making higher production possible.

There are a number of factors that determine the amount of fish that any given pond can produce. The first is the size of the pond, which determines the amount of water available for the fish, which in turn determines the amount of oxygen available for the fish. If there are too many fish in the pond, there will not be enough oxygen, and the fish will become stressed and begin to die. Another factor is the capacity of the pond to digest waste from the fish and the uneaten feed. The waste that is toxic to fish is mostly in the form of ammonia, nitrites, and nitrates.

The pond environment provides natural ways to eliminate waste. For example, in one waste processing cascade, the initiating bacteria convert available ammonia to available nitrites, which a second bacteria converts to the available nitrates that plants and algae consume as a growth nutrient. The viable density of fish in a pond is determined by the balance between the amount of waste generated and natural processes for waste elimination. If the fish release too much waste into the pond, the natural processes cannot keep up and the fish will become stressed.

Fish density can be increased if fresh water can be introduced to the pond to flush out wastes or if the pond can be aerated, either with compressed air or mechanically by using paddle wheels. Adding oxygen to the water not only increases the amount of oxygen in the water available for the fish, it also improves the processes involved in removing the wastes.

Advantages of pond culture include its simplicity, and relatively low labor requirements (apart from the harvesting of the fish). It also has low energy requirements. A major disadvantage is that the farm operation is more dependent on weather and other natural factors that are beyond the farmer’s control. Another disadvantage concerns the marketing of the fish. Generally, ponds are only harvested when most of the fish are at market size. This means the farmer has many fish to market at the same time, requiring a market that can absorb large quantities of fish at a time and still give a good price to the farmer. Usually this means there is a need for some kind of processing and large-scale marketing, with several fish farms in the same area to provide the processing plant with a constant supply of fish. If this kind of marketing infrastructure is not available, then it is difficult for the fish farmer.

Raw Materials and Suppliers

Approximately 80-85% of the cost of sales of fish is for fish food. The balance is for fish medicine and the cost of fry for fish for which the Company does not breed its own fry. The Company purchases over 90% of its food for the feeding of adult fish from Ke Da Heng Sheng Fish Food Factory, a company which is wholly owned by the sister of the Company’s Chairman, Zhisheng Chen. The Company also purchases over 60% of its food for the feeding of fry from Ke Da Heng Sheng Fish Food Factory. In 2009 the Company spent approximately $11.9 million and $334,000 for the purchase of adult and fry food, respectively.

Marketing, Sales, and Distribution

The Company has a staff of 13 employees who take orders and provide customer service to processors and wholesalers in assigned geographical areas. The Company sells fry to approximately 110 distributors, sells tilapia to 28 frozen tilapia processors and sells fish to approximately 50-60 fish brokers in wholesale markets.

The Company promotes its Hengshen brand to farmers by advertisements in newspapers and magazines. The purpose of such promotion is to attract potential purchasers of fry, as well as potential subcontractors for the Company in growing snakehead and also potential sources for the Company’s fish trading operations. The Company also conducts free training sessions for farmers to build a database for the same purposes.

Employees

As of March 19, 2010 Rongfu had 155 full-time employees, including 39 management and supervisory personnel, 84 production workers, 13 sales and marketing personnel and 19 technological support, training and operations personnel.  Over 100 of the Company’s employees hold at least a junior college degree. The Company also had 65 part-time employees, of which 53 were interns from various colleges. Interns are not paid but Rongfu gives interns a subsidy in a nominal amount and provides food and housing for such interns without charge.

Seasonality

Approximately 50% of the Company’s sales of fry are made in the second quarter as fish produce most of the fry in March of each year. The Company’s sale of fry are lowest in the fourth quarter . The Company’ s sales of adult fish are greatest in the fourth quarter. The first quarter is the next busiest. Sales of grown fish follow the pattern of fry production in the spring and then a six month growing season to maturity and sale.

Competition

There are more than 2 million fish farmers in the PRC. Most farmers grow fish on a small scale. The Company believes its sales place it in the top 10 producers in the PRC. The Company competes against the small fish farmers, but believes it has advantages over most of its competition by virtue of its capital, technology and research and development. The Company competes against smaller scale breeding farms in the sale of fry.

Research and Development

The Company has its own technicians to research fish growing technologies, including methods to grow fish faster,and to maintain water quality and use appropriate fish foods. The Company maintains a big database for fish diseases and cures for the most commonly raised fishes.

Intellectual Property

The Company does not own any patents.

In conjunction with Professor Sifa Li and his team from Shanghai Fisheries University, from 2006 the Company developed a new strain of  tilapia called “New Jifu” which has received the approval and recommendation the PRC Ministry of Agriculture. Based on the agreement between Professor Li and Nanhai Ke Da Heng Sheng Heng Sheng, Nanhai Ke Da Heng Sheng may exclusively use the technology of “New Jifu” in Hainan Province and use the technology on a non-exclusive basis elsewhere.

Nanhai Ke Da Heng Sheng has a trademark “Ke Da Heng Sheng” registered with the PRC Trademark bureau. The term of the trademark is from October 28, 2004 to October 27, 2014.

Regulation

According to the Law of the PRC on the Prevention and Control of Water Pollution, effective on June 1, 2008, to engage in the aquaculture industry, a business owner shall be responsible for protecting the waters and the ecological environment. As a food processing business , the Company must be in compliance with the Food Safety Law of the PRC, effective on June 1, 2009, which lists several enforceable mandatory standards as food safety standards. Based on the law, an aquaculture business should have suitable production and management facility to protect aquatic food from being harmfully affected.

According to Regulations of Quality and Safety of Aquaculture of the Ministry of Agriculture, effective on September 1, 2003, water used in aquaculture should be consistent with requested standards of Ministry of Agriculture. Aquaculture can not violate relevant national or local specifications of cultivation, which include equipment placement, sales of farmed aquatic products, as well as the use of feed materials and aquaculture drugs.

Additionally, the aquaculture industry is also subject to the control and management of the Fishery Law of the PRC, the Management Methods of Pollution-Free Agriculture Products, and the Aquatic Germchit Managing Regulations.

DESCRIPTION OF PROPERTY

Set forth below is a table containing certain information concerning the location and are of each of the Company’s fish farms and the terms under which such properties are leased.

Name of Farm	Area (Mu)/(Square Meters)	Location	Landlord	Tenant	Lease Commencement Date	Lease Expiration Date	Rent per Year ($)
Lugang Pond	251.99/167,994.17	Eastern Xianlu Road, Nanhai, Guangdong	Lu’er Villager Group of Lugang Village	Nanhai Keda Hengsheng Aquiculture Co., Ltd.	1/1/2006	12/31/2010	$25,940.15
Lugang Pond	85.00/56,666.95	Hengling, Shagang village, Nanhai, Guangdong	Xuehao Tu	Nanhai Keda Hengsheng Aquiculture Co., Ltd.	1/1/2006	12/31/2012	$16,750
Lugang Pond	98.00/65,333.66	Xianliao Village, Nanhai, Guangdong	Santuan Villager Group of Xianliao Village of Heshun Town	Nanhai Keda Hengsheng Aquiculture Co.,Ltd.	1/1/2002	12/31/2011	$11,529.41
Nanzhou Pond	71.33/47,553.57	Jianshui,Tantou, Nanhai, Guangdong	Sanhong Village Economic Cooperative of Xianliao Village of Heshun Town	Nanhai Keda Hengsheng Aquiculture Co., Ltd.	1/1/2005	12/31/2014	$13,426.82
Nanzhou Pond	803.04/535,362.68	Dapu, Nanhai, Guangdong	Xianliao Village of Heshun Town	Nanhai Keda Hengsheng Aquiculture Co., Ltd.	1/1/2005	12/312014	$101,560.94
Wan Qing Yang	734.65/489,769.12	Eastern Gongyong, Wanqingyang, Heshun Town, Nanhai	Tangcun Group Co., Ltd. of Nanhai District	Nanhai Keda Hengsheng Aquiculture Co., Ltd.	2/11/2004	2/10/2015	$71,304.26
Qingyuan Artificial Lake	500.00/333,335	Laohuchong Artificial Lake, Qingyuan, Guangdong	Zhishen Luo	Nanhai Keda Hengsheng Aquiculture Co., Ltd.	3/1/2006	12/31/2013	$33,823.53
Taishan Artificial Lake	1,000.00/666,670	Guanchong Artificial Lake, Shenjing Town, Taishan, Guangdong	Weiqiang Fan, Weiqiang Hu	Nanhai Keda Hengsheng Aquiculture Co., Ltd.	10/20/2005	12/31/2016	1,691.18
Yangdong Artificial Lake	2,500.00/1,666,675	Shawan Artificial Lake, Yangdong County, Guangdong	Huazhan Zhuo	Nanhai Keda Hengsheng Aquiculture Co., Ltd.	1/13/2007	12/31/2014	$5,698.53
Gaoyao Artificial Lake	30.00/20,000.1	Shangdong Village, Baizhu Town, Gaoyao City, Guangdong	Xinlong Villager Group of Shangdong village committee of Baizhu Town in Gaoyao City	Nanhai Keda Hengsheng Aquiculture Co., Ltd.	1/10/2007	1/10/2013	$5,264.71
Hainan Adult Fish Pond	375.00/250,001.25	Fupo Village, Baoluo Town, Wenchang City, Hainan	Jianzhong Fan	Nanhai Keda Hengsheng Aquiculture Co., Ltd.	2/28/2005	2/28/2015	$24,816.18
Hainan Adult Fish Pond	200.00/133,334	Nanling Artificial Lake, Hainan	Maoshan Village Economic Cooperative of Wengtian Town in Wenchang City	Nanhai Keda Hengsheng Aquiculture Co., Ltd.	1/12/2005	1/11/2020	$514.71
Hainan Adult Fish Pond	1,600.00/1,066,672	Wenglong Artificial Lake, Wenchang, Hainan	People’s Government of Wengtian Town of Wenchang City	Nanhai Keda Hengsheng Aquiculture Co., Ltd.	1/1/2005	12/31/2035	$5,882.35
Wenchang Fish Fry Pond	1,800.00/1,200,006	Wenchang, Hainan	Kuangshan Group of Shandong Province	Nanhai Keda Hengsheng Aquiculture Co., Ltd.	10/13/2006	12/15/2018	$44,117.65
	10,049.01/6699373.50						2,463,778.80/362,320.41

The Company leases from Guangzhou Chuangshi Trading Co., Ltd approximately 50 square meters of administrative office space at No.329 Qingnian Road 301-17, Economic Development District, Guangzhou City, PRC for a monthly rental of 3,000 RMB for a three year term expiring in January 2012. The rental includes water, electricity and administrative fees. The Company also leases from Guangzhou Dongdu Big World Co., Ltd. approximately 240 square meters of office space at Dongdu Room 321, No.475 Huanshidong Road, Guangzhou City, PRC for a monthly rental of 16,500 RMB for a three year term expiring on December 15, 2012. The rental includes water, electricity and administrative fees. Nanhai Ke Da Heng Sheng leases from Tangcun Group Co., Ltd. approximately 11,307 square meters of office space used for its headquarters for an annual rental of 484,869 RMB for a ten year term expiring February 10, 2015. Hainan Ke Da Heng Sheng leases from Shandong Kuangshan Group approximately 720,000 square meters of land (including a building located on the land which covers an area of 8,170 square meters) for an annual rental of 50,000 RMB for a 15  year term expiring December 31,2018.

The Company believes that the foregoing properties are adequate for its present needs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATION ANF
FINANCIAL CONDITION

The following discussion and analysis of the consolidated financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes of Rongfu Aquaculture,, Inc. appearing elsewhere in this report. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements.

Overview

The Company is engaged in commercial freshwater aquaculture in the PRC. It sells fish and fish fry and also acts as a freshwater fish dealer (generating trading profits from the purchase of fish from third party farmers and the immediate sale of such fish to wholesalers).

During the fiscal year ended December 31, 2009 (“fiscal 2009”)  the Company sold more than 27,000 tons of adult fish to frozen fish processors and wholesalers in Guangdong Province and Hainan Province, PRC and sold approximately 360 million fry to distributors, which in turn sold such fry to other farmers to cultivate.

Approximately 74.0% of the Company’s revenues for fiscal 2009 were from the sale of adult fish farmed by the Company, approximately 13.7% of the Company’s 2009 revenues were from the re-sale of fish purchased by the Company from farmers and approximately 12.3% of the Company’s 2009 revenues were generated from the sale of fish fry. Approximately 67.9% of the Company’s net income for fiscal 2009 was from the cultivation and sale of adult fish, approximately 30.3% of the Company’s 2009 net income were from the breeding, incubation and sale of fish fry and approximately 1.8% of the Company’s 2009 net income was profit from the Company’s trading of freshwater adult fish. According to China Agriculture Magazine, the Company is currently the largest seller of tilapia fry in the PRC and the Company believes that it is also one of the three largest sellers of adult tilapia in the PRC.

The Company operates 13 adult fish breeding farms, covering a total area of 8,249 mu Three of the Company’s farms are located in Hainan Province, two in the town of Wenchang and one in Nanling. The other 10 farms are located in Guangdong Province in the towns or villages of Nanhai, Qinyuan, Taishan, Yangdong  and Gaoyao. 9 of the farms consist of a series of man-made ponds. Each pond is outfitted with one or more oxygen aeration machines which float on the surface and one or more feeding machines which provide food to the fish twice per day. The aeration machines provide oxygen to the fish and enable the natural removal of fish wastes so that the water does not become toxic for the fish.

4 of the Company’s farms are each comprised of a single lake created by damming a river. Oxygen aeration equipment is not needed since the lakes have a much larger area than the ponds dug by the Company. The land on which the farms are located is leased by the Company from the village under leases for terms of 4 to 30 years.

In addition to its adult fish breeding farms, the Company operates a breeding farm in Wenchang, Hainan Province in which tilapia fry are produced from brood stock.

At its facilities in Nanhai (at which the Company’s fish clinic is also located) and Wenchang, the Company also has constructed and maintains concrete tanks where the Company incubates tilapia. The Company also incubates snakehead and crucian carp fry in its tank in Nanhai. After the incubation period the Company sells approximately 95% of the fry to distributors.

Based on unaudited information, approximately 45.9% of the Company’s revenues from the sale of Company grown adult fish in fiscal 2009 were from the sale of tilapia, approximately 21.2% was from the sale of grass carp, approximately 9.6% was from the sale of snakehead, approximately 8.3% was from the sale of bighead and the balance of the Company’s revenues from the sale of adult fish during fiscal 2009 were from sales of other varieties of freshwater fish, including catfish, bream, black carp and crucian carp.

Based on unaudited information, approximately 77.6%, 15.9% and 6.5% of the Company’s revenues during fiscal 2009 from sales of fish fry were from the sale of tilapia, snakehead and crucian carp fry, respectively. The Company does not incubate fry of the other adult fish that it cultivates. Rather it purchases the fry for such fish from distributors.

In conjunction with Professor Sifa Li and his team from Shanghai Fisheries University, during the period from 1994 to 2006 the Company developed a strain of Nile tilapia called “New Jifu” which has received the approval and recommendation the PRC Ministry of Agriculture. The Company currently produces approximately 17,000 tons of tilapia per year, approximately 60% of which is of the New Jifu variety and 40% of which is oreochromis tilapia.

The Company sells approximately 90% of its tilapia to the owners of 28 processing plants in Guangdong and Hainan Provinces. The processors generally require that the tilapia be of a standard weight of .75 kiligrams. (Because of such weight requirement, the Company generally sells most of its tilapia in the fourth quarter since the growing season of approximately 6 months commences in March of each year.) The processors freeze the tilapia and sell the frozen product for distribution domestically in China and internationally. The balance of the Company’s tilapia, as well as all of the other fish the Company sells, is sold under the Company’s Hengshen brand name to fish brokers located in wholesale markets in Guangdong Province, Hainan Province, Fujian, Xinjiang Province etc. which in turn market the fresh fish nationwide in China though other wholesalers or at retail.

Comparison of three and nine months ended September 30, 2009 and September 30, 2008

Results of Operations and Business Outlook

The Company’s consolidated financial information for the three and nine months ended September 30, 2009 and September 30, 2008 should be read in conjunction with its consolidated financial statements and the notes thereto.

The following table presents the Company’s consolidated net sales for its lines of business for the three and nine months ended September 30, 2009 and 2008, respectively:

Three Months Ended September 30,				Nine Months Ended September 30,
	2009	2008	% Change	2009	2008	% Change
Farm growing	2,230,948	1,205,637	85.0%	13,407,185	9,494,466	41.2%
Breeding	837,051	1,136,934	-26.4%	4,369,794	6,032,124	-27.6%
Trading	1,695,651	1,836,352	-7.7%	3,954,948	3,727,727	6.1%
Consolidated	$4,763,650	$4,178,923	14.0%	$21,731,927	$19,254,317	12.9%

Three Months Ended September 30, 2009 as Compared to three Months Ended September 30, 2008

Net sales for the three months ended September 30, 2009 were $4,763,650, an increase of $584,728 or 14%, when compared to the same period in 2008. Such increase is mainly attributed to the increase in sales of adult fish, which increased $1,025,311 while the sales of fish fry decreased $299,883 compared to the same period of 2008, when the cold weather caused the death rate of adult fish increased significantly and stimulated the sales of fish fry on consequence. Cost of goods sold for the three months ended September 30, 2009 were $3,135,757, an increase of $746,998 or 31.3%, when compared to the same sales period of the prior year. This was primarily due to the increase of cost of adult fish farming.  Gross profit for the three months ended September 30, 2009 was $1,627,893, a decrease of $162,271or -9.1%, when compared to the same period in 2008. The main reason that the Company’s gross profit decreased was because the sales of fish fry, which contributed higher gross margin, decreased compared to the same period of the prior year, while the cost of farming adult fish increased compared to the same period of the prior year. Therefore the increase of gross profit generated by the adult fish farming business did not cover the decrease in gross profit from the fish fry business.

Selling, general and administrative expenses for the three months ended September 30, 2009 were $529,896, an increase of $64,398 or 13.8%, when compared to the same period in 2008, mainly due to an increase in selling expense for the adult fish growing business and the increased general and administrative expenses of the Company

Income from operations for the three months ended September 30, 2009 was $1,097,997, a decrease of $226,669 or 17.1%, when compared to the same period in 2008, primarily due to the decrease of gross profit and increased general and administrative expenses of  the Company

Interest income for the three months ended September 30, 2009 was $14,670, a decrease of $4,977 or 25.3%, when compared to the same period in 2008. Interest expense for the three months ended September 30, 2009 was $86,652, an increase of $72,631or 518.0%, when compared to the same period in 2008. This is primarily because the Company increased its bank loans in the first three months of 2009. Other expense for the three months ended September 30, 2009 was $334 as compared to other expense of $13,537 for same period in 2008.

The provision for income taxes for the three months ended September 30, 2009 was $67,667, an increase of 32,893 or 94.6%, as compared to a provision for income taxes of $34,774 for the three months ended September 30, 2008, which was due to the increase of profit before tax in adult fish farming business. Because the Company’s fish fry breeding business enjoys the income tax free policy, the decrease of profit before tax generated from fish fry business did not affect the Company’s provision for income tax for the three months ended September 30, 2009.

Net income for the three months ended September 30, 2009 was $958,014, a decrease of $323,967 or 25.3%, when compared to the same period in 2008, primarily due to  increases in cost of sales, interest expense and provision for income tax.

Nine Months Ended September 30, 2009 as Compared to Nine Months Ended September 30, 2008

Net sales for the nine months ended September 30, 2009 were $21,731,927, an increase of $2,477,610 or 12.9%, when compared to the same period in 2008. Such increase was mainly attributed to the increase in sales of adult fish, which increased $3,912,718, due to the enhancement of breeding capacity. For the nine months ended September 30, 2009, the sales of fish fry decreased $1,662,329 compared to the same period of the prior year.  Sale of fry was high in 2008 because the cold winter in Southern China killed some grown fish and farmers needed to re-grow their fish and as a result purchased more fry in the later months of 2008. .In 2009, the sale of fry was back to normal levels. Cost of goods sold for the nine months ended September 30, 2009 were $13,323,764, an increase of $3,117,785 or 30.5%, when compared to the same sales period of the prior year, which consisted of an increase of $2,903,482 for breeding adult fish, an increase of $240,969 for trading business, and a decrease of $26,666 for breeding fish fry.   Gross profit for the nine months ended September 30, 2009 was $8,408,163, a decrease of $640,175 or 7.1%, when compared to the same period in 2008. The main reason for the decrease of gross profit for the nine months ended September 30, 2009 was a decrease of $1,635,664 in gross profit from sales of fish fry, while the gross profit from sales of adult fish increased $1,009,236 compared to the same period of last year. The gross margin of fish fry is much higher than the gross margin of adult fish, therefore the decrease of sales of fish fry significantly effect the Company’s gross margin for the nine months ended September 30, 2009

Selling, general and administrative expenses for the nine months ended September 30, 2009 were $1,836,400, a decrease of $188,344 or 9.3%, when compared to the same period in 2008, mainly attributed to the decrease of selling expense of $387,069 for fish fry breeding business, which caused the decrease of selling expense of $359,030 totally.

Income from operations for the nine months ended September 30, 2009 was $6,571,763, a decrease of $451,831 or 6.4%, when compared to the same period in 2008. The mainly reason for decrease of income from operation was the income from operation generated by the fish fry business has decreased $1,344,996, while the income from operation generated by adult fish business increased $992,472.

Interest income for the nine months ended September 30, 2009 was $35,510, a decrease of $17,556 or 33.1%, when compared to the same period in 2008, primarily because the Company used a part of its interest earning funds to pay dividends, which decreased the Company’s interest income as a consequence.  Interest expense for the nine months ended September 30, 2009 was $86,652, an increase of $72,631 or 518.0% due to the increase in the Company’s short term bank loans, when compared to the same period in 2008.  Other expense for the nine months ended September 30, 2009 was $784 as compared to other expense of $0 for the same period in 2008.

Provision for income taxes for the nine months ended September 30, 2009 was $446,572, an increase of $174,136, or 63.9% when compared to the same period in 2008. In 2009 less fry was sold and fry was tax exempt while farmed fish was subject to a 12.5% income tax. Trading revenue from grown fish was taxed at a rate of 25%. In 2009, more revenue was contributed by farming and trading and therefore the provision for income taxes was higher than that of 2008. Income for the nine months ended September 30, 2009 was $6,073,265, a decrease of $717,075 or 10.6%, when compared to the same period in 2008 because of the lower gross margin recorded and higher interest expenses incurred.

During the nine months ended September 30, 2009, total assets decreased by $12,364,992, or 41.5%, from $29,745,548 at December 31, 2008 to $17,407,726 at September 30, 2009.  The majority of the decrease was in cash and accounts receivable, which decreases were partially offset by an increase in inventories.

During the nine months ended September 30, 2009, cash decreased by $13,234,660, or 89.3%, to $1,589,086 as compared to $14,823,746 as of December 31, 2008. This is mainly attributed to the payment of dividends to shareholders.

At September 30, 2009, the accounts receivable balance decreased by $4,318,769, or 97.9%, from the balance at December 31, 2008. Generally, accounts receivable are higher at the end of the fourth quarter, which is the Company’s highest sales quarter

The Company’s inventory as of September 30, 2009 was $14,514,394, an increase of $5,621,483, or 63.2%, compared to inventory at December 31, 2008. Inventory mainly consists of adult tilapia, snakehead, crucian carp and other varieties of freshwater fish. The main reason of the increase of inventory is the Company increased its breeding capacity in the nine months ended September 30, 2009.

At September 30, 2009 fixed assets was $420,978, mainly consisting of aerators, feeding machine and other equipments used in fish farms, representing a decrease of $24,887, or 5.6%, compared to fixed assets as of December 31, 2008.

At September 30, 2009 biological assets was $535,022, a decrease of $306,603, or 36.4%, compared to fixed as of December 31, 2008. The decrease of biological assets was due to the annual amortization of biological assets, and Biological assets consist of tilapia, snakehead, crucian carp.

At September 30, 2009 accounts payable were $2,165,778, an increase of $1,084,133, or 100.2%, compared to accounts payable as of December 31, 2008.The increase of accounts payable was due to the fish food used in fish farm and fish fry breeding, which amount to $1,334,601.

At September 30, 2009 other payable were $0 as compared to an other payable of $873,401  as of December 31, 2008 because the only item included in other payable is personal income tax payable, and as of September 30, 2009 there is no personal income tax unpaid.

At September 30, 2009 due to shareholder  was $1,308,164, a decrease of $7,210,982, or 84.6%, compared to due to shareholder as of December 31, 2008. This is attributed to the repayment to shareholders in the nine months ended September 30, 2009.

At September 30, 2009 advance from clients was $508,016 as compared to no advance from clients as of December 31, 2008. This increase came from several clients in fish farming segment.

At September 30, 2009 current portion of bank loan was $643,501 as compared to no current portion of bank loan as of December 31, 2008 since there was no bank loans as of December 31, 2008.

At September 30, 2009 dividend payable was $0 as compared to a dividend payable of $3,493,603 as of December 31, 2008 since the dividend was paid in the nine months ended September 30, 2009 and there was no dividend payable as of September 30, 2009.

At September 30, 2009 income tax payable was $191,435, a decrease of $588,617, or 75.5%, compared to income tax payable as of December 31, 2008. This is mainly because the fourth season is the peak season of sales normally, and therefore the income tax for the nine months ended September 30, 2009 is lower than the income tax for the whole 2008 fiscal year.

At September 30, 2009 long-term bank loan was $1,170,001, as compared to no long term bank loan as of December 31, 2008, because the Company successfully got a long term bank loan in the nine months ended September 2009.

Fiscal Year Ended December 31, 2008 as Compared to Fiscal Year Ended December 31, 2007

The following table presents the Company’s consolidated net sales for its lines of business for the fiscal years ended December 31, 2008 and 2007, respectively:

Fiscal Year Ended December 31,
	2008	2007	% Change
Farm growing	23,577,694	18,509,803	27.4%
Breeding	6,928,674	—	—
Trading	5,086,201	4,484,126	13.4%
Consolidated	$35,592,569	$22,993,929	54.8%

Net sales for the fiscal year ended December 31, 2008 (“fiscal 2008”) were $35,592,569, an increase of $12,598,640 or 54.8%, when compared to net sales for the fiscal year ended December 31, 2007 (“fiscal 2007”). This increase was the result of the $6,928,674 increase of sales of fish fry, a $5,067,890 increase of sales of adult fish, and a $602,075 increase in trading.   Cost of goods sold for fiscal 2008 were $20,043,897, an increase of $3,566,878 or 21.6%, when compared to the same sales period of the prior year. The cost of goods did not increase in line with sales mainly because the  fish fry business, which contributed most to the increase in sales, did not require corresponding increases in cost of goods sold.  Gross profit for fiscal 2008 was $15,548,672, an increase of $9,031,762 or 138.6%, when compared to fiscal 2007, mainly due to the higher than average gross margin of fish fry

Selling, general and administrative expenses for fiscal 2008 were $2,217,796, an increase of $1,079,101 or 65.9%, when compared to fiscal 2007 due to the expansion of the Company’s business.

Income from operations for fiscal 2008 was $12,830,876, an increase of $7,952,661 or 163.0%, when compared to fiscal 2007 as a result of increase of sales of fish fry and sales of adult fish simultaneously.

Interest income for fiscal 2008 was $71,087, an increase of $29,824 or 72.3%, when compared to fiscal 2007 as a result of increase of cash and deposits in  banks.  Interest expense for fiscal 2008 was $12,733, and there was no interest expense in fiscal 2007; Other expense, which is bank charge, for fiscal 2008 was $1,954, a decrease of $1,216 as compared to other expense in fiscal 2007.

Provision for income taxes for fiscal 2008 was $1,027,781, an increase of $958,255, or 1378.3% when compared to fiscal 2007. The Corporate Income Tax Law of the People’s Republic of China (the “new CIT law”) went into effect on January 1, 2008. In accordance with the relevant tax laws and regulations of the PRC, the applicable income tax for fish farming increased. The Company was entitled income tax free for fish farming for fiscal 2007, and a 50% income tax holiday for fiscal 2008.

Net income for fiscal 2008 was $11,859,495, an increase of $7,012,712 or 144.7%, when compared to fiscal 2007.

During fiscal 2008, total assets increased by $12,230,000, or 69.8%, from $17,515,548 at December 31, 2007 to $29,745,548 at December 31, 2008.  The majority of the increase was in cash, accounts receivable, with additional increases in inventories, fixed assets and biological assets.

During fiscal 2008, cash increased by $9,020,117, or 155.4%, to $14,823,746 as compared to $5,803,629 as of December 31, 2007, which is mainly attributed to the development of our business.

At December 31, 2008, the accounts receivable balance increased by $1,735,697, or 64.8%, from the balance at December 31, 2007 due to the increase of sales.

The Company’s inventory as of December 31, 2008 was $8,892,911, an increase of $401,280, or 4.7%, compared to inventory at December 31, 2007. Inventory consists of tilapia, bream, crucian carp, grass carp and other varieties of freshwater fish. The main reason of the increase of inventory is to meet the needs of expanding of business.

At December 31, 2008 fixed assets was $434,927, an increase of $298,817, or 219.5%, compared to fixed assets as of December 31, 2007, primarily due to the new equipments the Company purchased for fish fry business . Fixed assets consist of aerators, feeding machine, variety of equipments used in fish farms and office equipments.

At December 31, 2008 biological assets was $841,625. There were no biological assets as of December 31, 2007  Biological assets, consisting of the parent fish of tilapia, snakehead and crucian carp fry,  are used in the Company’s fish fry business.

At December 31, 2008 accounts payable were $1,081,645, an increase of $380,939, or 54.4% as a result of business expansion, compared to accounts payable as of December 31, 2007.

At December 31, 2008 other payable was $873,401, consisting of the personal income tax payable. There was no other payable  as of December 31, 2007.

At December 31, 2008 due to shareholders  was $8,519,146 , a decrease of $1,883,047, or 18.1%, compared to due to shareholders as of December 31, 2007, this was attributed to the repayment to shareholders.

At December 31, 2008 dividends payable was $3,493,603 as compared to no dividends payable  as of December 31, 2007, since the Company believed it was appropriate to pay dividends to shareholders for fiscal 2008.

At December 31, 2008 income tax payable was $780,052, an increase of $708,086, or 983.9% as compared to income tax payable as of December 31, 2007. The Company was entitled to a income tax free policy for its fish farming business for fiscal 2007, while it was entitled to 50% income tax rate tax holiday for fiscal 2008.

Fiscal Year Ended December 31, 2007 as Compared to Fiscal Year Ended December 31, 2006

The following table presents the Company’s consolidated net sales for its line of business for the fiscal years ended December 31, 2007 and 2006, respectively:

Fiscal Year Ended December 31,
	2007	2006	% Change
Farm growing	$18,509,803	$9,471,818	95.4%
Breeding	0	0	N/A
Trading	4,484,126	0	N/A
Consolidated	$22,993,929	$9,471,818	142.8%

Net sales for fiscal 2007 were $22,993,929, an increase of $13,522,111 or 142.8%, when compared to net sales for the fiscal year ended December 31, 2006 (“fiscal 2006”) This is mainly attributed to the  increase of trading business, which has an increase in sales of $4,484,126, as well as an increase in sales of adult fish, of $9,037,985. Cost of goods sold for fiscal 2007 were $16,477,019, an increase of $8,416,306 or 104.4%, when compared to the same sales period of the prior year, consisting of the increase of cost of trading of $3,972,092, and the increase of cost of adult fish of $4,444,214.  Gross profit for fiscal 2007 was $6,516,910, an increase of $5,105,805 or 361.8%, when compared to fiscal 2006, as a result that the gross profit of trading increased $512,034, and the gross profit of sales of adult fish increased $4,593,771.

Selling, general and administrative expenses for fiscal 2007 were $1,638,696, an increase of $1,012,046 or 161.5%, when compared to fiscal 2006. This is primarily due to the increase of expense related to trading, which increased $296, 671, and the increase of expenses for the expansion of our adult fish business, which increased $255,150.

Income from operations for fiscal 2007 was $4,878,215, an increase of $4,093,759 or 521.9%, when compared to fiscal 2006 as a result of expansion of adult fish farming business and the introduction of trading business.

Interest income for fiscal 2007 was $41,264, an increase of $29,005 or 236.6%, when compared to fiscal 2006 as a result of increased cash and deposit in banks generated by expansion of business.  Other expense, which only includes bank charges, for fiscal 2007 was $3,170, an increase of $2,935 or 1,248.9% over fiscal 2006

Provision for  income taxes for fiscal 2007 was $69,526. There was no provision for income taxes in fiscal 2006 because the Company was entitled income tax free policy for fiscal 2006.

Net income for fiscal 2007 was $4,846,783, an increase of $4,050,303 or 508.5%, when compared to fiscal 2006.

During fiscal 2007, total assets increased by $6,566,022, or 60.0%, from $10,949,526 at December 31, 2006 to $17,515,548 at December 31, 2007.  The majority of the increase was in cash, accounts receivable, with additional increases in inventories, fixed assets and construction in progress.

Liquidity and Capital Resources

The Company has typically financed its operations and expansion from cash flows from operations and loans from our shareholders and banks. We consummated the reverse merger transaction and raise approximately $7.7 million in gross proceeds in a private placement financing on March 29, 2010.

Nanhai Ke Da Heng Sheng has entered into two credit line agreements with Foshan Nanhai Allied Rural Credit Union Danzhao Credit Association, one with a credit line of RMB 5,000,000 and the other with a credit line of RMB 14,800,000. The credit lines are secured by  real estate owned by the sister-in-law of Chen Zhishen, our Chairman of the Board.. As of March 29, 2010, an aggregate principal amount of RMB 9,400,000 of loans were outstanding under the two credit lines. The outstanding loans are all due in January 2011. Outstanding loans under the credit lines bear interest at a rate of  0.45% per month. Interest is payable monthly

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of Granto, Inc. common stock as of  March 31, 2010 (i) by each person who is known by us to beneficially own more than 5% of our Common Stock; (ii) by each of the officers and directors of Granto, Inc.; and (iii) by all of officers and directors of Granto, Inc. as a group.

Address of Beneficial Owner (1)	Positions with the Company	Title of Class	Amount and Nature of Beneficial Ownership (2)		Percent of Class (2)
Officers and Directors
Kelvin Chan (3)(4)	Director, CEO, and President	Common stock, $0.001 par value	17,400,556		81.7%
Chen Zhisheng (3)	Director and Chairman of the Board	Common stock, $0.001 par value	0		0
Fong Heung Sang	Director	Common Stock,$.001 par value	0
All officers and directors as a group (3 persons named above)		Common stock, $0.001 par value	17,400,556		81.7%
5% Securities Holders
Hua-Mei 21st Century Partners, L.P. 237 Park Avenue, 9th Floor New York, New York 10017		Common stock, $0.001 par value	2,025,519	(5)	8.7%

Guerilla Partners, L.P. 237 Park Avenue, 9th Floor New York, New York 10017		Common stock, $.001 par value	1,267,410	(6)	5.6%

(1)  Unless otherwise provided, the address of each person is Dongdu Room 321, No. 475 Huanshidong Road, Guangzhou City, PRC 510075.

(2)   Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The percent of class has also been determined in accordance with rules of the SEC. For purposes of computing such percentage, as of March 31, 2010, there were 21,286,789 shares of Granto, Inc. Common Stock outstanding.

(3) Pursuant to certain Call Option Agreements between Mr. Chan and the following persons, each of the following persons has been granted an option, subject to the satisfaction of certain conditions, to purchase from Mr. Chan over the course of approximately three years for $.001 per share, the total number of shares of our Common Stock held by Mr. Chan set forth after the name of the person: Chen Zhi Sheng - 9,000,000; Pan Haicheng – 2,700,000; Zhao Ping – 1,800,000; and Zheng Songkui – 900,000. The conditions and the percentage of the total number of shares subject to the option that would vest upon satisfaction of the condition are as follows:

•	entry by the person and the Company into a binding employment agreement for a term of not less than five years for the person to serve as an officer of the Company – 50%

•
the Company and its subsidiaries achieving not less than $1,000,000 in after-tax net income, as determined under United States Generally Accepted Accounting Principles consistently applied (“US GAAP”) for the fiscal year ending December 31, 2010;

•	the Company and its subsidiaries achieving not less than $1,500,000 in after-tax profits, as determined under US GAAP, for the fiscal year ending December 31, 2011;

•	the Company and its subsidiaries achieving not less than $2,000,000 in after-tax profits, as determined under US GAAP, for the fiscal year ending December 31, 2012.

(4)  Mr. Chan has deposited 2,768,721 shares of Granto, Inc. common stock in escrow with The Crone Law Group, as escrow agent under an Escrow Agreement dated as of March 29, 2010 between Mr. Chan and The Crone Law Group. The terms of the escrow agreement are described in the subsection entitled “Delivery of up to 2,768,721 shares of Granto, Inc. Common Stock from Escrow Based on Net Income and Net Income Per Share” in Item 1.01 herein.

(5)  Includes 855,786 shares of Common Stock which may be issued upon conversion of Series A Stock, 534,867 shares of Common Stock which may be issued upon exercise of Class A Warrants, 534,867 shares of Common Stock which may be issued upon exercise of Class B Warrants, 33,333 shares of Common Stock which may be issued upon exercise of Class C Warrants and 33,333 shares of Common Stock which may be issued upon exercise of Class D Warrants held by Hua-Mei 21st Century Partners, L.P.

(6)  Includes 539,361 shares of Common Stock which may be issued upon conversion of Series A Stock, 337,101 shares of Common Stock which may be issued upon exercise of Class A Warrants, 337,101 shares of Common Stock which may be issued upon exercise of Class B Warrants, 17,949 shares of Common Stock which may be issued upon exercise of Class C Warrants and 17,949 shares of Common Stock which may be issued upon exercise of Class D Warrants held by Guerilla Partners, L.P.

Changes in Control

Except as described herein, there are currently no arrangements which may result in a change in control of the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the name and position of each of our current executive officers and directors.

Name	Age	Position

Chen Zhisheng	47	Chairman of the Board and Director

Kelvin Chan	36	Chief Executive Officer, President and Director

Fong Heung Sang	51	Director

Chen Zhisheng, became our Chairman and director on March 29, 2010. Mr. Chen is the CEO of Hainan Keda Hengsheng Aquaculture Germchit Co., Ltd. since August, 2007.  He is also the Chairman and CEO of Foshan Nanhai Keda Hengsheng Aquaculture Co., Ltd. since April, 2003. Mr. Chen is an expert in the aquaculture industry, who has been engaged in this area for almost 30 years. Due to his achievements and contributions to the aquaculture industry, he is in charge of the Foshan Nanhai Aquaculture Association as the Chairman. Mr. Chen got his MBA in Agriculture Administration from the Continue Education School of Qinghua University on July, 2006.

Ying Shan (Kelvin) Chan became our director, President and CEO on March 29, 2010. Mr. Chan is the Chairman of Flourishing Blessing (Hong Kong) Co., Ltd. since August, 2008.  He is also a consultant to Nanhai Ke Da Heng Sheng since September 2005. Mr. Chan was a managing director of SUPERBRAND Company from September, 2002 to August, 2005, where he was responsible for the company’s strategic development and operational management. From July, 1998 to August, 2002, Mr. Chan was the manager of the Greater China District of Applied Biosystem, a NASDAQ listed company. Mr. Chan got his bachelor’s degree in biology from the Biology Department of Hong Kong University of Science and Technology in June 1998.

Fong Heung Sang (Dexter) became our director on March 26, 2010. Mr. Fong was CFO of Apollo Solar Energy, Inc (OTC: ASOE) from February 2009 to March 2010. Between December 2006 to January 2009, he was the Executive Vice President of Corporate Development of Fuqi International Inc (Nasdaq: FUQI). He helped guide the company in its IPO in October 2007 and raise $72M. From January 2004 to November 2006, Mr. Fong served as the managing partner of Iceberg Financial Consultants, a financial advisory firm based in China that advises Chinese clients in capital raising activities in the United States. From December 2001 to December 2003, Mr. Fong was the Chief Executive Officer of Holley Communications, a Chinese company that engaged in CDMA chip and cell phone design. Mr. Fong is a U.S. CPA and has held various positions in such capacity with accounting firms in the United States and Hong Kong, including Deloitte and Touche, Ernst and Young, and KPMG Peat Marwick. Mr. Fong also currently serves as director of China Electric Motor, Inc (Nasdaq: CELM), and an independent director and audit committee member of a Hong Kong public company, Universal Technology Inc. (HK:8091). Mr. Fong also serves as a director and audit committee chairman, for each of Diguang International Development Co., Ltd. (OTCBB: DGNG) and Kandi Technology Corp. (NASDAQ-CM: KNDI), both U.S. publicly-traded companies. Mr. Fong graduated from the Hong Kong Baptist College with a diploma in History in 1982. He also received an MBA from the University of Nevada at Reno in 1989 and a Masters degree in Accounting from the University of Illinois at Urbana Champaign in 1993.

Employment Agreements

The Company has not entered into employment agreements with any of its officers or other key employees.

Compensation of Officers and Directors

Since 2004 Chen Zhisheng has received a salary of 5,000 RMB (approximately $732 based on the exchange rate as of March 29, 2010) per month from Nanhai Ke Da Heng Sheng

The Company does not currently pay any compensation to its non-officer directors.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CONTROL PERSONS;
CORPORATE GOVERNANCE

Transactions with related persons

During the fourth quarter of 2009, Nanhai Ke Da Heng Sheng loaned an aggregate of RMB 21,900,000 (approximately $3,220,588) to Mr. Zhisheng Chen, the Company’s Chairman of the Board.  Mr. Chen invested the entire proceeds of the loan in the construction of Foshan Nanhai Guanyao Processing Industrial Park, which has a total area of 108,000 square meters with the construction area of 85,000 square meters. The loan proceeds constitute only a portion of the construction costs, which will total RMB 120,000,000 (approximately $17,647,058). Out of the total construction cost, about RMB 25,000,000 (approximately $3,676,470) has not yet been funded.  The loan made to Mr. Chen not bear any interest and may be paid off by deducting Zhisheng Chen’s allocation of shareholders’ dividends or other means. After the construction has been completed, Nanhai Ke Da Heng Sheng has a first option to rent Foshan Nanhai Guanyao Processing Industrial Park on terms to be determined.

Nanhai Ke Da Heng Sheng has entered into two credit line agreements with Foshan Nanhai Allied Rural Credit Union Danzhao Credit Association, one with a credit line of RMB 5,000,000 and the other with a credit line of RMB14,800,000. The credit lines are secured by  real estate owned by the sister-in-law of Chen Zhishen, our Chairman of the Board.. As of March 29, 2010, an aggregate principal amount of RMB 9,400,000 of loans were outstanding under the two credit lines. The outstanding loans are all due in January 2011. Outstanding loans under the credit lines bear interest at a rate of  0.45% per month. Interest is payable monthly

The Company purchases over 90% of its food for the feeding of adult fish from Ke Da Heng Sheng Fish Food Factory, a company which is wholly owned by the sister of the Company’s Chairman, Zhisheng Chen. The Company also purchases over 60% of its food for the feeding of fry from Ke Da Heng Sheng Fish Food Factory. During the year ended December 31, 2009 the Company purchased from  Ke Da Heng Sheng Fish Food Factory adult fish food for an aggregate purchase price of $10,848,894 and fish fry food for an aggregate purchase price of $204,048. The Company’s purchases from Ke Da Heng Sheng Fish Food Factory accounted for 91.2% and 61.1%, respectively, of the Company’s total adult and fish fry food purchases during the year ended December 31, 2009. The Company believes that the amounts paid to Ke Da Heng Sheng Fish Food Factory for the purchases of fish food are equal to or better than the amounts that would have been charged for the same sales by persons not affiliated with the Company.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

Board Composition and Committees

The Company’s board of directors is currently composed of three members, Chen Zhisheng, Kelvin Chan and Fong Heung Sang.

We currently do not have standing audit, nominating or compensation committees.  Currently, our entire board of directors is responsible for the functions that would otherwise be handled by these committees.  We intend, however, to establish an audit committee, a nominating committee and a compensation committee of the board of directors as soon as practicable.  We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls.  The nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors.  The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures.  The compensation committee will be primarily responsible for reviewing and approving our salary and benefit policies (including stock options), including compensation of executive officers.

Our board of directors has not made a determination as to whether any member of our board of directors is an audit committee financial expert.  Upon the establishment of an audit committee, the board will determine whether any of the directors qualify as an audit committee financial expert.

Code of Ethics

Our board of directors will adopt a new code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. The new code will address, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, and reporting of violations of the code.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.  We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON
EQUITY AND RELATED STOCKHOLDER MATTERS

Prior to the share exchange transaction described above, Rongfu was a privately held company and there was no trading in its common stock. Rongfu has become a wholly owned subsidiary of the Company as a result of the share exchange transaction.

RECENT SALES OF UNREGISTERED SECURITIES;
USE OF PROCEEDS FROM REGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated herein by reference.

DESCRIPTION OF SECURITIES

Rongfu is authorized to issue up to 50,000,000 shares of common stock, par value $.001 per share and has no preferred stock authorized. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters.  Rongfu’s bylaws provide that elections for directors shall be by a majority of votes.  Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.  Upon its liquidation, dissolution or winding up, and after payment of creditors the assets of Rongfu will be divided pro-rata on a share-for-share basis among the holders of the shares of its common stock.

The holders of shares of Rongfu common stock are entitled to dividends out of funds legally available when and as declared by our board of directors.  The board of directors of Rongfu has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. However, certain subsidiaries of Rongfu declared and paid dividends to their shareholders prior to such subsidiaries’ acquisitions by Rongfu.  Should Rongfu decide in the future to pay dividends, as a holding company, its ability to do so and meet other obligations depends upon the receipt of dividends or other payments from its operating subsidiaries and other holdings and investments, and such payments may be restricted under the laws of the PRC.  In addition, Rongfu’s operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to Rongfu, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.  In the event of Rongfu’s liquidation, dissolution or winding up, holders of its common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of Rongfu’s common stock are duly authorized, validly issued, fully paid and non-assessable.  To the extent that additional shares of Rongfu’s common stock are issued, the relative interests of existing stockholders will be diluted.

Rongfu is a privately held company and has no transfer agent.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Rongfu’s Articles of Incorporation do not provide for the indemnification of its directors, officer or agents. Article V, Section 1 of Ronfu’s By-laws provide that Rongfu may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Rongfu) by reason of the fact that he or she is or was a director, officer, employee or agent of Rongfu, or is or was serving at the request of Rongfu as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Rongfu, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

Reference is made to Section 145 of the Delaware general Corporation Law, which provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a “derivative action”)), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted.  We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Please see Item 9.01 - “Financial Statements and Exhibits” of this Current Report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission , located on 100 F Street NE, Washington, D.C. 20549, Current Reports on Form 8-K, Quarterly Reports on Form 10-QSB, Annual Reports on Form 10-KSB, and other reports, statements and information as required under the Securities Exchange Act of 1934, as amended.

The reports, statements and other information that we have filed with the Commission  may be read and copied at the Commission's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The Commission maintains a web site (http://www.sec.gov.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the Commission such as us. You may access our Commission filings electronically at this Commission website. These Commission filings are also available to the public from commercial document retrieval services.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

On March 29, 2010, we consummated a Share Exchange Agreement with Rongfu and 9 stockholders and warrantholders of Rongfu (the “Rongfu Stockholders”) (the “Share Exchange Agreement”).  Pursuant to the Share Exchange Agreement, the Rongfu Stockholders transferred 100% of the outstanding shares of common stock and 100% of the warrants to purchase shares of common stock of Rongfu held by them, in exchange for an aggregate of  18,623,889 and warrants to purchase an aggregate of 666,666 shares of our Common Stock. The shares of our Common Stock issued to the Rongfu Stockholders constitute approximately 77.4% of our issued and outstanding Common Stock on a fully-diluted basis giving effect to the share exchange and the sale of our Series A Stock pursuant to the Purchase Agreement discussed above, but not including any outstanding purchase warrants to purchase shares of our common stock, including the warrants issued pursuant to the Purchase Agreement or the warrants issued pursuant to the Share Exchange Agreement. The shares of our Common Stock and warrants to purchase our Common Stock were issued in accordance with a safe harbor from the registration requirements of the Securities Act under Regulation S thereunder or an exemption from the registration requirements of the Securities Act under Section 4(2) by virtue of compliance with the provisions of Regulation D under the Securities Act.

On March 29, 2010 we consummated the sale to 18 investors of an aggregate of (a) 2,768,721 shares of our Series A Stock, (b) five year Series A Warrants to purchase an aggregate of 1,730,451 shares of our Common Stock for $3.47 per share and (c) five year Series B Warrants to purchase an aggregate of 1,730,451 shares of our Common Stock for $4.17 per share, for an aggregate purchase price of $7.7 million. Each share of Series A Stock will automatically convert into one share of our Common Stock (subject to adjustment in certain circumstances to protect the holder against dilution) immediately all of the following being satisfied:

•
a registration statement covering the resale of the shares of Common Stock to be issued upon conversion shall have been filed by the Company and declared effective by the SEC, and such registration statement continues to be effective up through and including the date of the conversion;

•
our shares of Common Stock are eligible for trading on one of the following exchanges: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board;

•
the daily volume weighted average price of the Common Stock for ten consecutive trading days immediately preceding the conversion is greater than or equal to $5.56 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) on the primary trading market on which the Common Stock is then listed or quoted; and

•
the average daily dollar volume of the Common Stock on the primary trading market on which the Common Stock is then listed or quoted is greater than or equal to $100,000 for ten consecutive trading days at any time before the conversion.

The issuances of the shares of Series A Stock, Series A Warrants and Series B Warrants were exempt from registration under the Securities Act by virtue of compliance with Section 4(2) of the Securities Act and Regulation D thereunder and Regulation S.

ITEM 5.01    CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the share exchange with the Rongfu Stockholders, the Rongfu Stockholders now own approximately 77.4% of the total outstanding shares of our Common Stock on a fully-diluted basis giving effect to the share exchange and the sale of our Series A Stock, but not including any outstanding purchase warrants to purchase shares of our common stock, including the warrants issued pursuant to the Purchase Agreement or the warrants issued pursuant to the Share Exchange Agreement

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

In connection with the closing of the Share Exchange Agreement on March 29, 2010, Janet Gargiulo resigned as President and Director of Granto, Inc. Such person resigned voluntarily with no disagreement regarding Granto, Inc.

Also on March 29, 2010, in connection with the closing of the Share Exchange Agreement and the reverse acquisition, Chen Zhisheng, Kelvin Chan and Fong Heung Sang were appointed as directors of Grantio, Inc., Kelvin Chan was elected by the board of directors to be President and Chief Financial Officer of Granto, Inc. and Chen Zhisheng was elected as Chairman of the Board of Granto, Inc.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this Current Report, which disclosure is incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Pursuant to the Company’s Articles of Incorporation, our Board of Directors is authorized to fix the voting powers, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating to any wholly unissued series of Preferred Stock and the number of shares constituting any series and the designation thereof. On March 26, 2010, pursuant to the written consent of the sole director of the Board of Directors of the Company, the Company filed with the Secretary of State of the state of Nevada, a Certificate of Designations, Preferences and Rights of Series A Preferred Stock to designate out of the 10,000,000 authorized shares of the Company’s Preferred Stock, par value $0.001 per share, a series of 3,000,000 shares of Series A Preferred Stock.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements

The financial statements of Rongfu are appended to this Current Report beginning on page F-1.

(d)    Exhibits

EXHIBIT INDEX

Exhibit Number	Description
2.1	Share Exchange Agreement by and among Granto, Inc., Rongfu, the Rongfu Stockholders and Janet Gargiulo, dated March 29, 2010
3.1	Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Granto, Inc.
4.1	Series A Preferred Stock Purchase Agreement between Granto, Inc. and certain investors, dated March 29, 2010.
4.2	Form of Class A Warrant of Granto, Inc. issued on March 29, 2010 pursuant to Series A Preferred Stock Purchase Agreement
4.3	Form of Class B Warrant of Granto, Inc. issued on March 29, 2010 pursuant to Series A Preferred Stock Purchase Agreement
4.4	Escrow Agreement between Granto, Inc., certain officers of Granto, Inc. and The Crone Law Group, dated March 29, 2010.
4.5	Form of Class C Warrant issued on March 29, 2010 pursuant to Share Exchange Agreement.
4.6	Form of Class D Warrant issued on March 29, 2010 pursuant to Share Exchange Agreement.
10.1	Form of Call Option Agreement between Kelvin Chan and various call optionees, dated as December 29, 2009 and Amendment No. 1 thereto dated March 29, 2010.
10.2	Memorandum between Zhisheng Chen and Nanhai Ke Da Heng Sheng dated December 2009
10.3	Technological Cooperation Agreement Regarding the Propogation of Fish Fry of Nile Tilapia between Nanhai Ke Da Heng Sheng and Sifa Li dated December 18, 2009.
10.4	Entrusted Management Agreement dated December 26, 2009 among Chen Zhisheng, Nanhai Ke Da Heng Sheng and Guangzhou Flourishing.
10.5	Exclusive Option Agreement dated December 26, 2009 among Chen Zhisheng, Nanhai Ke Da Heng Sheng and Guangzhou Flourishing.
10.6	Shareholder’s Voting Proxy Agreement between Chen Zhisheng and Guangzhou Flourishing.
10.7	Shares Pledge Agreement between Chen Zhisheng, Nanhai Ke Da Heng Sheng and Guangzhou Flourishing.

RONGFU AQUACULTURE, INC

CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2009

ACSBAcquavella, Chiarelli, Shuster, Berkower & Co., LLP
517 Route one	1 Penn Plaza
Iselin, New Jersey, 08830	36the Floor
732.855.9600	New York, NY 10119

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Rongfu Aquaculture, Inc.

We have reviewed the accompanying consolidated balance sheets of Rongfu Aquaculture, Inc. as of September 30, 2009 and 2008 and the consolidated statements of operations for the nine months ended September 30, 2009 and 2008 and consolidated statements of cash flows for the nine months then ended.  These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Rongfu Aquaculture, Inc. as of December 31, 2008 and the related consolidated statements of income, retained earnings and comprehensive income, and  consolidated statement of cash flows for the year then ended; and in our report dated January 29, 2010 we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheets as of December 31, 2008, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

Acquavella, Chiarelli, Shuster, Berkower & Co., LLP

Certified Public Accountants

New York, N.Y.
January 29, 2010

F-1

RONGFU AQUACULTURE, INC
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2009 AND DECEMBER 31, 2008

	9/30/2009	12/31/2008
	(Unaudited)	(Audited)

ASSETS

Current Assets
Cash	$1,589,086	$14,823,746
Accounts receivable, net	94,187	4,412,956
Inventories	14,514,394	8,892,911
Other receivable	21,206	21,193
Prepaid expenses	232,853	307,252
Total Current Assets	16,451,726	28,458,058

Fixed assets	420,978	445,865
Biological assets	535,022	841,625

Total Assets	$17,407,726	$29,745,548

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$2,165,778	$1,081,645
Other payable	-	873,401
Due to shareholder	1,308,164	8,519,146
Advance from clients	508,016	-
Short-term bank loan	643,501	-
Dividend payable	-	3,493,603
Income tax payable	191,435	780,052
Total Current Liabilities	$4,816,894	$14,747,847

Long-term Liabilities
Long-term bank loan	1,170,001	-
Total liabilities	5,986,895	14,747,847

Stockholders' Equity
Common stock, par value, $0.001 per share, 22,373,434 shares authorized, 1,118,672 and 1,118,672 shares issued and outstanding	1,119	1,119
Additional paid in capital	817,432	817,432
Subscription receivables	(1,119)	(1,119)
Statutory reserve	665,852	665,852
Other comprehensive income	879,258	861,166
Retained earnings	9,058,289	12,653,251
Total Stockholders' Equity	11,420,831	14,997,701
Total Liabilities and Stockholders' Equity	$17,407,726	$29,745,548

The accompanying notes are an integral part of these financial statements.

F-2

RONGFU AQUACULTURE, INC
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Sales, net	$4,763,650	$4,178,923	$21,731,927	$19,254,317

Cost of sales	3,135,757	2,388,759	13,323,764	10,205,979

Gross profit	1,627,893	1,790,164	8,408,163	9,048,338

Selling, general and administrative expenses	529,896	465,498	1,836,400	2,024,744

Income from operations	1,097,997	1,324,666	6,571,763	7,023,594

Other Income (Expense)
Interest income	14,670	19,647	35,510	53,066
Interest expense	(86,652)	(14,021)	(86,652)	(14,021)
Other expense	(334)	(13,537)	(784)	-

Total other Income (Expense)	(72,316)	(7,911)	(51,926)	39,045

Income before income taxes	1,025,681	1,316,755	6,519,837	7,062,639

Provision for income taxes	67,667	34,774	446,572	272,436
Net income	$958,014	$1,281,981	$6,073,265	$6,790,203

Net income per common share
Basic	$0.86	$1,15	$5.43	$6.07

Weighted average common shares outstanding

Basic	1,118,672	1,118,672	1,118,672	1,118,672

The accompanying notes are an integral part of these financial statements.

F-3

RONGFU AQUACULTURE, INC
CONSOLDIATED STATEMENTS OF CASH FLOWS
FOR NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Unaudited)

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$6,073,265	$6,790,203
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	74,168	35,340
Amortization of biological assets	306,603	222,662
(Increase) / decrease in assets:

Accounts receivables	4,319,397	2,113,258
Inventories	(5,612,888)	(3,954,712)
Prepaid expense	74,559	72,084
Increase / (decrease) in current liabilities:
Accounts payable	1,082,883	1,816,021
Other payable	(706,103)
Advances from clients	507,756
Income taxes payable	(588,817)	(74,193)
Net cash provided by operating activities	5,530,823	7,020,663

CASH FLOWS FROM INVESTING ACTIVITIES
Purchased fixed assets	(60,219)	(170,306)
Biological assets	-	(1,010,458)
Construction in progress	-	(8,493)
Net cash used by investing activities	(60,219)	(1,189,257)

CASH FLOWS FROM FINANCING ACTIVITIES
Due to shareholder	(7,380,100)	(1,963,821)
Borrowings (payment) of short-term loan, net	643,171
Borrowings from long-term bank loan	1,754,104
Payment of long-term bank loan	(584,701)
Dividend paid	(13,162,289)
Capital contribution	-	423,968
Net cash used by financing activities	(18,729,815)	(1,539,853)

Effect of exchange rate changes on cash and cash equivalents	24,551	393,969

Net change in cash and cash equivalents	(13,234,660)	4,685,522

Cash and cash equivalents, beginning balance	14,823,746	5,803,629
Cash and cash equivalents, ending balance	$1,589,086	$10,489,151

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Income tax payments	$1,035,528	$346,029
Interest payments	$86,652	$14,021

The accompanying notes are an integral part of these financial statements.

F-4

RONGFU AQUACULTURE, INC
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR NINE MONTHS ENDED SEPTEMBER 30, 2009
(Unaudited)

			Additional	Other			Total
	Common Stock	Subscription	Paid-in	Comprehensive	Statutory	Retained	Stockholders
	Amount	Receivables	Capital	Income	Reserves	Earnings	Equity

Balance December 31, 2008	1,119	(1,119)	817,432	861,166	665,852	12,653,251	14,997,701

Foreign currency translation adjustments				18,092			18,092
Dividend paid or declared						(9,668,227)	(9,668,227)
Income for the nine months ended September 30, 2009						6,073,265	6,073,265

Balance September 30, 2009	$1,119	$(1,119)	$817,432	$879,258	$665,852	$9,058,289	$11,420,831

The accompanying notes are an integral part of these financial statements

F-5

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(Unaudited)

Note 1 - ORGANIZATION

Rongfu Aquaculture, Inc., (the “Company” or “Rongfu”) was incorporated in the United States in Delaware on January 8, 2009.  The Company formed Flourishing Blessing (Hongkong) Co., Ltd. (“Hongkong Rongfu”) on November 11, 2008. The Company formed Guangzhou Flouring Blessing Heng Seng Agriculture Technology Ltd. (“Guangzhou Rongfu”) on January 9, 2009.  Guangzhou Rongfu is a wholly-owned subsidiary of Rongfu Aquaculture, Inc. organized under the laws of the People’s Republic of China(PRC). Foshan Nanhai Keda Heng Send Aquatic Co., Ltd. (“Foshan”) was incorporated in Foshan, Guangdong Province on April 30, 2003.  Foshan formed Hainan keda hengsheng Aquatic fry Co., LTD. in Hainan province on August 6, 2007.

On December 26, 2009, Guangzhou Rongfu entered into a series of agreements including a Management Entrustment Agreement, a Shareholders’ Voting Proxy Agreement, an Exclusive Option Agreement and a Share Pledge Agreement (the “Agreements”) with Foshan and its shareholders (the “Transaction”). Foshan Nanhai Keda Heng Seng Aquatic Co. Ltd. is a corporation formed under the laws of the PRC. According to these Agreements, Guangzhou Rongfu acquired management control of Foshan whereby Guangzhou Rongfu is entitled to all of the earnings before tax of Jiali, as a management fee, and is obligated to fund Foshan operations and pay all of the debts.

The contractual arrangements completed on December 26, 2009 provide that Guangzhou Rongfu has controlling interest in Foshan under FASB Accounting Standards Codification “Consolidation of Variable Interest Entities”, an Interpretation of an Accounting Research Bulletin, which requires Guangzhou Rongfu to consolidate the financial statements of Foshan and ultimately consolidate with its parent company, Rongfu Aquaculture, Inc.

The Company, through its subsidiary, and exclusive contractual arrangement with Foshan Nanhai Keda Heng Seng Aquatic Co. Ltd. is engaged in integrated business of aquaculture including Tilapia brood stock, Tilapia fry, Tilapia farming, and marketing for Tilapia. It is specializing in the production of the Hengsheng Brand Nile Tilapia and the new licensed New Jifu Tilapia.

In the opinion of the management of Rongfu, the accompanying consolidated interim financial statements contain all material adjustments (consisting only of normal recurring adjustments) necessary to present fairly the consolidated financial position of Rongfu at September 30, 2009 and the results of its operations for the three and nine month periods ended September 30, 2009 and 2008 and its cash flows for the nine month periods September 30, 2009 and 2008. Actual results may differ from these estimates as a result of different assumptions or conditions.

 Consolidated financial statements present as if the Company and its subsidiaries have been together since January 1, 2006.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and represent the pro forma historical results of the consolidated group. The Company adopted the new accounting guidance (“Codification”) on July 1, 2009. For the year ended December 31, 2009, all reference for periods subsequent to July 1, 2009 are based on the codification. The Company's functional currency is the Chinese Renminbi, however the accompanying consolidated financial statements have been translated and presented in United States Dollars.

F-6

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(Unaudited)

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its subsidiary and variable interest entity (“VIE”) for which the Company is the primary beneficiary.  All inter-company accounts and transactions have been eliminated in consolidation.  The Company has adopted the Consolidation Topic of the FASB Accounting Standards Codification which requires a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns.
.
Translation Adjustment

As of September 30, 2009 and December 31, 2008, the accounts of the Company were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi (“CNY”).  Such financial statements were translated into U.S. Dollars (“USD”) in accordance with the Foreign Currency Matters Topic of the Codification, with the CNY as the functional currency.  According to the Codification, all assets and liabilities were translated at the current exchange rate, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the Codification, as a component of shareholders’ equity.  Transaction gains and losses are reflected in the income statement.

Statement of Cash Flows

In accordance with the Statement of Cash Flows Topic of the Codification, cash flows from the Company’s operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Income

The Company follows the Comprehensive Income Topic of the Codification. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

Risks and Uncertainties

The Company’s operations are carried out in the PRC.  Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC’s economy.  The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

F-7

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(Unaudited)

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought. There were no contingencies of this type on September 30, 2009.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.
There were no contingencies of this type on September 30, 2009.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable.   Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Reserves are recorded primarily on a specific identification basis.  There were no allowances for doubtful accounts as of September 30, 2009 and December 31, 2008, respectively.

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower. As of September 30, 2009 and December 31, 2008, inventories consist of the following:

	9/302009	12/312008

Raw materials	$3,184,155	$27,725
Work in process and finished goods	11,330,239	8,865,186

Total	$14,514,394	$8,892,911

F-8

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(Unaudited)

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, Plant & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Buildings	10-20 years
Fishing gear	5-10years
Transportation equipment	5-10 years
Office equipment	3-5 years

As of September 30, 2009 and December 31, 2008, Property, Plant & Equipment consist of the following:

	9/30/2009	12/31/2008

Buildings	$73,630	$60,230
Fishing gear	424,937	408,197
Transportation equipment	37,330	37,155
Office equipment	31,091	1,187
Construction in progress	-	10,938
Total	566,988	517,707
Accumulated depreciation	(146,010)	(71,842)

	$420,978	$445,865

Depreciation expense for the nine months ended September 30, 2009 and 2008 was $74,168 and $17,820, respectively.

Long-Lived Assets

Since April 30, 2003, the Company adopted the Property, Plant and Equipment Topic of the Codification, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes previous accounting guidance, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of September 30, 2009, there were no impairments of its long-lived assets.

F-9

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
 (Unaudited)

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The Financial Instrument Topic of the Codification requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.
.
Revenue Recognition

The Company’s revenue recognition policies are in compliance with the Revenue Recognition Topic of the Codification. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Advertising
Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred. Advertising expense for the nine months ended September 30, 2009 and 2008 were $18,867 and $ 7,925, respectively.

Income Taxes

The Company utilizes the accounting guidance, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

It is the Company’s intention to permanently reinvest earnings from activity with china. And thereby indefinitely postpone repatriation of these funds to the US. Accordingly, no domestic deferred income tax provision has been made fro US income tax which could result from paying dividend to the Company.

There were no deferred tax difference in 2009 and 2008

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base, all are in China. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

F-10

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(Unaudited)

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Subsequent Events

The Company evaluated subsequent events through the time of filing this year-end report for items effecting three-year ended 2008, 2007 and 2006 through January 29, 2010. No significant events occurred subsequent to the balance sheet date but prior to the filing of this report that would have a material impact on our consolidated financial statements.

Recent Accounting Pronouncements

In May 2009, the FASB issued accounting guidance for “Subsequent Events”, which is included in ASC Topic 855, Subsequent Events. ASC Topic 855 established principles and requirements for evaluating and reporting subsequent events and distinguishes which subsequent events should be recognized in the financial statements versus which subsequent events should be disclosed in the financial statements. ASC Topic 855 also required disclosure of the date through which subsequent events are evaluated by management. ASC Topic 855 was effective for interim periods ending after June 15, 2009 and applies prospectively. Because ASC Topic 855 impacted the disclosure requirements, and not the accounting treatment for subsequent events, the adoption of ASC Topic 855 did not impact our results of operations or financial condition.

Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

In August 2009, the FASB issued, Measuring Liabilities at Fair Value, which provides additional guidance on how companies should measure liabilities at fair value under ASC 820. The ASU clarifies that the quoted price for an identical liability should be used. However, if such information is not available, an entity may use, the quoted price of an identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities traded as assets, or another valuation technique (such as the market or income approach). The ASU also indicates that the fair value of a liability is not adjusted to reflect the impact of contractual restrictions that prevent its transfer and indicates circumstances in which quoted prices for an identical liability or quoted price for an identical liability traded as an asset may be considered level 1 fair value measurements. This ASU is effective October 1, 2009. The Company is currently evaluating the impact of this standard, but would not expect it to have an impact on the Company’s consolidated results of operations or financial condition.

F-11

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(Unaudited)

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In September 2009, the FASB issued, Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent), that amends ASC 820 to provide guidance on measuring the fair value of certain alternative investments such as hedge funds, private equity funds and venture capital funds. The ASU indicates that, under certain circumstance, the fair value of such investments may be determined using net asset value (NAV) as a practical expedient, unless it is probable the investment will be sold at something other than NAV. In those situations, the practical expedient cannot be used and disclosure of the remaining actions necessary to complete the sale is required. The ASU also requires additional disclosures of the attributes of all investments within the scope of the new guidance, regardless of whether an entity used the practical expedient to measure the fair value of any of its investments. This ASU is effective October 1, 2009. The Company is currently evaluating the impact of this standard, but would not expect it to have an impact on the Company’s consolidated results of operations or financial condition.

In October 2009, the FASB issued, Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force, that provides amendments to the criteria for separating consideration in multiple-deliverable arrangements. As a result of these amendments, multiple-deliverable revenue arrangements will be separated in more circumstances than under existing U.S. GAAP. The ASU does this by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific objective evidence nor third-party evidence is available. A vendor will be required to determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis. This ASU also eliminates the residual method of allocation and will require that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the overall arrangement proportionally to each deliverable based on its relative selling price. Expanded disclosures of qualitative and quantitative information regarding application of the multiple-deliverable revenue arrangement guidance are also required under the ASU. The ASU does not apply to arrangements for which industry specific allocation and measurement guidance exists, such as long-term construction contracts and software transactions. This is effective beginning January 1, 2011. The Company is currently evaluating the impact of this standard on its consolidated results of operations and financial condition.

In October 2009, the FASB issued, Certain Revenue Arrangements That Include Software Elements—a consensus of the FASB Emerging Issues Task Force, that reduces the types of transactions that fall within the current scope of software revenue recognition guidance. Existing software revenue recognition guidance requires that its provisions be applied to an entire arrangement when the sale of any products or services containing or utilizing software when the software is considered more than incidental to the product or service. As a result of the amendments, many tangible products and services that rely on software will be accounted for under the multiple-element arrangements revenue recognition guidance rather than under the software revenue recognition guidance. Under the amendments, the following components would be excluded from the scope of software revenue recognition guidance:  the tangible element of the product, software products bundled with tangible products where the software components and non-software components function together to deliver the product’s essential functionality, and undelivered components that relate to software that is essential to the tangible product’s functionality. The ASU also provides guidance on how to allocate transaction consideration when an arrangement contains both deliverables within the scope of software revenue guidance (software deliverables) and deliverables not within the scope of that guidance (non-software deliverables). This amendment is effective beginning January 1, 2011. The Company is currently evaluating the impact of this standard on its consolidated results of operations and financial condition.

F-12

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(Unaudited)

Note 3 –OTHER RECEIVABLES

Other receivables mainly consist of cash advances to rent deposit. As of September 30, 2009 and December 31, 2008, the other receivables were $21,206 and $21,193, respectively.

 Note 4 – BIOLOGICAL ASSETS

As of September 30, 2009, December 31, 2008, Biological assets consist of the following:

	9/30/2009	12/312008
Carp	$20,562	$20,562
Tilapia	959,561	959,561
Snakeheads	178,204	178,204
Total	1,158,327	1,158,327
Accumulated depreciation	(623,305)	(316,702)
	$535,022	$841,625

Note 5 – RELATED PARTY

The Company buys fish feed from a related party supplier. The Company also borrowed money from a shareholder of the Company.

Note 6 – DUE TO SHAREHOLDER

The Company has a payable due to a shareholder.  As of September 30, 2009 and December 31, 2008, due to a shareholder were $ 1,308,164 and $ 8,519,146, respectively. Amounts due are payable upon demand with no stated interest.

Note 7 – CONCENTRATIONS

At September 30 2009, 87% of account payable due to one related party vendor. For the nine months ended September 30, 2009, the Company had one related party vendor who accounted for 89% of total purchases.

Note 8 – COMPENSATED ABSENCES

Regulation 45 of the local labor law of the People’s Republic of China (“PRC”) entitles employees to annual vacation leave after 1 year of service.  In general, all leave must be utilized annually, with proper notification.  Any unutilized leave is cancelled.

Note 9- DEBT

As of September 30, 2009, the Company had debt as follows:

	Amount	Interest rate	Due
Short tem bank loan	$643,501	4.425%	Feb 13,2010
Long term bank loan	$1,170,001	4.50%	Feb 13 and 14, 2011

The Company is using these loans for working capital purposes and secured by certain real estate and property insurance.

F-13

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(Unaudited)

Note 10 - INCOME TAXES

The Company operates in more them one jurisdiction with complex regulatory environments subject to different interpretations by the taxpayer and the respective governmental taxing authorities, we evaluate our tax positions and establish liabilities, if required. For uncertain tax position which may be challenged by local tax authorities and may not be fully sustained despite our belief that the underlying tax positions maybe be fully supportable. At this time the Company is not able to make a reasonable estimate of the impact on the effective tax rate related these items which could be challenged.

Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax (“EIT”) through December 31, 2007 is at a statutory rate of 33%, which is comprised of 30% national income tax and 3% local income tax.  As of January 1, 2008, the EIT is at a statutory rate of 25%.  The Company is an agriculture enterprise and under PRC Income Tax Laws, it is entitled to an exemption for 2006.  Starting from January 1, 2008, it is entitled to have new PRC tax policy for the agriculture enterprise.

The Company’s income come from three parts including fish breeding, fish cultivation and selling adult fish. For income from fish breeding, it is entitled to an exemption. For income from fish cultivation, EIT is a discount rate of 12.5%. For income from selling adult fish, EIT is a rate of 25%.

The following is a reconciliation of income tax expense:

9/30/2009	International	Total
Current	$446,572	$446,572
Deferred	-	-
Total	$446,572	$446,572
9/30/2008	International	Total
Current	$272,436	$272,436
Deferred	-	-
Total	$272,436	$272,436

Note 11– COMMITMENTS & CONTINGENCIES

The Company leases facilities under operating leases, which expire on different dates. It pays for on an annual basis and accrues for throughout the year.   For nine months ended September 30, 2009, rent expense was $ 315,903.  Future payments under these leases are as follows:  2010 - $75,280; 2011 - $65,925; 2012 - $65,925; 2013 - $46,979.

Note 12 – STATUTORY RESERVE

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprises income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public welfare fund. Prior to January 1, 2006 the proportion of allocation for reserve was 10 percent of the profit after tax to the surplus reserve fund and additional 5-10 percent to the public affair fund. The public welfare fund reserve was limited to 50 percent of the registered capital.  Effective January 1, 2006, there is now only one fund requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital. Statutory Reserve funds are restricted for set off against losses, expansion of production and operation or increase in register capital of the respective company. Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of September 30, 2009 and December 31, 2008, the Company had allocated $ 665,852, to these non-distributable reserve funds.

F-14

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(Unaudited)

Note 13- OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income, included in stockholders’ equity, at September 30, 2009 and December 31, 2008, are as follows:

	Foreign Currency Translation Adjustment	Accumulated Other Comprehensive Income
Balance at December 31, 2008	$861,166	$861,166
Change for 2009	18,092	18,092
Balance at September 30, 2009	$879,258	$879,258

Note 14- SUBSEQUENT EVERNTS

On December, 2009, a shareholder borrowed RMB 21,900,000 ($ 3,203,019 translated at $1=RMB 6.8373) from the Company. The shareholder invested this amount of money in construction of Foshan Nanhai Guanyao Processing Industrial Park that has a total area of 108,000 square meters with the construction area of 84,000 square meters. The loan is  no stated interest. The company has priority right to use it once its construction has been completed. The rent incurred from using this property will be agreed on by the shareholder and the Company.

On January 5, 2010, the Company entered  into A Security Purchase Agreement to make available to investors: (1)124,113 shares of common stock; (2) Series A common stock purchase warrants to purchase 124,113 shares common stock with exercise of $3.53;(3) Series B common stock purchase warrants and together with Series A warrants to purchase 124,113 shares common stock, exercise price of $4.23.  The Company had equity financing of $ 350,000 from this agreement.

On January 12, 2010, the Company entered  into A Security Purchase Agreement to make available to investors: (1)70,922 shares of common stock; (2) Series A common stock purchase warrants to purchase 70,922 shares common stock with exercise of $3.53;(3) Series B common stock purchase warrants and together with Series A warrants to purchase 70,922 shares common stock, exercise price of $4.23. The company had equity financing of $ 200,000 from this agreement.

On January 21, 2010, the Company entered  into A Security Purchase Agreement to make available to investors: (1)35,461 shares of common stock; (2) Series A common stock purchase warrants to purchase 35,461 shares common stock with exercise of $3.53;(3) Series B common stock purchase warrants and together with Series A warrants to purchase 35,461 shares common stock, exercise price of $4.23.  The Company had equity financing of $ 100,000 from this agreement.

F-15

RONGFU AQUACULTURE, INC

 CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2008

ACSBAcquavella, Chiarelli, Shuster, Berkower & Co., LLP
517 Route one	1 Penn Plaza
Iselin, New Jersey, 08830	36the Floor
732.855.9600	New York, NY 10119

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Rongfu Aquaculture, Inc.

We have audited the accompanying consolidated balance sheets of Rongfu Aquaculture, Inc. as of December 31, 2008 and 2007, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2008.  Rongfu Aquaculture, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that out audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Rongfu Aquaculture Inc. as of December 31, 2008 and 2007, and the consolidated results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

Acquavella, Chiarelli, Shuster, Berkower & Co., LLP

Certified Public Accountants

New York, N.Y.
January 29, 2010

RONGFU AQUACULTURE, INC
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2008 AND DECEMBER 31,2007

	12/31/2008	12/31/2007
ASSETS
Current Assets
Cash	$14,823,746	$5,803,629
Accounts receivable, net	4,412,956	2,677,259
Inventories	8,892,911	8,491,631
Other receivable	21,193	19,877
Prepaid expenses	307,252	360,547

Total Current Assets	28,458,058	17,352,943

Fixed assets	445,865	162,605
Biological assets	841,625	-

Total Assets	$29,745,548	$17,515,548

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$1,081,645	$700,706
Other payable	873,401	-
Due to shareholders	8,519,146	10,402,193
Dividends payable	3,493,603	-
Income tax payable	780,052	71,966

Total Current Liabilities	$14,747,847	$11,174,865

Stockholders' Equity

Common stock, par value, $0.001 per share, 22,373,434 shares authorized, 1,118,672 and 1,118,672 shares issued and outstanding	1,119	1,119
Additional paid in capital	817,432	393,014
Subscription receivables	(1,119)	(1,119)
Statutory reserve	665,852	200,666
Other comprehensive income	861,166	260,992
Retained earnings	12,653,251	5,486,011
Total Stockholders' Equity	14,997,701	6,340,683

Total Liabilities and Stockholders' Equity	$29,745,548	$17,515,548

The accompanying notes are an integral part of these financial statements.

RONGFU AQUACULTURE, INC
CONSOLIDATED STATEMENTS OF INCOME
FOR YEARS ENDED DECEMBER  31, 2008, 2007 AND 2006

	2008	2007	2006

Sales, net	$35,592,569	$22,993,929	$947,1818
Cost of sales	20,043,897	16,477,019	8,060,713

Gross profit	15,548,672	6,516,910	1,411,105

Selling, general and administrative expense	2,717,796	1,638,695	626,649
Income from operations	12,830,876	4,878,215	784,456

Interest income	71,087	41,264	12,259
Interest expenses	(12,733)	-	-
Other expense	(1,954)	(3,170)	(235)
Total Other Income (Expense)	56,400	38,094	12,024

Income before income taxes	12,887,276	4,916,309	796,480

Provision for income taxes	1,027,781	69,526	-
Net income	$11,859,495	$4,846,783	$796,480

Net income for common share
Basic	$10.60	$4.33	$0.71
Weighted average common shares outstanding
Basic	1,118,672	1,118,672	1,118,672

The accompanying notes are an integral part of these financial statements.

RONGFU AQUACULTURE, INC
CONSOLDIATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

	2008	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$11,859,495	$4,846,783	$796,480
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	52,572	17,520	1,750
Amortization of biological assets	316,702	-	-
Obsolescence reserve
(Increase) / decrease in assets:

Accounts receivables	(1,508,501)	(1,901,991)	(511,615)
Inventory	155,782	1,146,196	(7,274,630)
Prepaid expense	74,694	(76,605)	(173,017)
Other receivable	-	-	(5,806)
Increase / (decrease) in current liabilities:
Accounts payable	323,825	(92,011)	289,083
Other payable	845,414	-	-
Income taxes payable	680,784	69,526	-
Net cash provided by operating activities	12,800,767	4,009,418	(6,877,755)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchased fixed assets	(351,389)	(125,561)	(29,819)
Biological assets	(1,158,327)	-	-
Construction in progress	(8,493)	(28,884)	(5,910)
Net cash used by investing activities	(1,518,209)	(154,445)	(35,729)

CASH FLOWS FROM FINANCING ACTIVITIES
Due to shareholder	(2,489,354)	448,153	7,704,942
Capital contribution	424,418	331,082	-
Net cash provided by financing activities	(2,064,936)	779,235	7,704,942

Effect of exchange rate changes on cash and cash equivalents	(197,505)	227,240	44,920

Net change in cash and cash equivalents	9,020,117	4,861,448	836,378

Cash and cash equivalents, beginning balance	5,803,629	942,181	105,803
Cash and cash equivalents, ending balance	$14,823,746	$5,803,629	$942,181

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Dividend payments	$845,414	$-	$-
Income tax payments	$346,997	$-	$-
Interest payments	$12,733	$-	$-

The accompanying notes are an integral part of these financial statements.

RONGFU AQUACULTURE, INC
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2008, 2007AND 2006

			Additional	Other			Total
	Common Stock	Subscription	Paid-in	Comprehensive	Statutory	Retained	Stockholders
	Amount	Receivables	Capital	Income	Reserves	Earnings	Equity

Balance December 31, 2005	$1,119	$(1,119)	$61,932	$-	$-	$43,414	$105,346
Foreign currency translation adjustments				30,887			30,887

Transferred to Statutory reserve					80,695	(80,695)	-

Income for the year ended December 31, 2006						796,480	796,480

Balance December 31, 2006	1,119	(1,119)	61,932	30,887	80,695	759,199	932,713

Foreign currency translation adjustments				230,105			230,105
Capital contribution			331,082				331,082
Transferred to Statutory reserve					119,971	(119,971)

Income for the year ended December 31, 2007						4,846,783	4,846,783

Balance December 31, 2007	1,119	(1,119)	393,014	260,992	200,666	5,486,011	6,340,683

Foreign currency translation adjustments				600,174			600,174
Capital contribution			424,418				424,418
Transferred to Statutory reserve					465,186	(465,186)	-
Dividend paid or declared						(4,227,069)	(4,227,069)
Income for the year ended December 31, 2008						11,859,495	11,859,495

Balance December 31, 2008	$1,119	$(1,119)	$817,432	$861,166	$665,852	$12,653,251	$14,997,701

The accompanying notes are an integral part of these financial statements

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 1 - ORGANIZATION

Rongfu Aquaculture, Inc., (the “Company” or “Rongfu”) was incorporated in the United States in Delaware on January 8, 2009.  The Company formed Flourishing Blessing (Hongkong) Co., Ltd. (“Hongkong Rongfu”) on November 11, 2008. The Company formed Guangzhou Flouring Blessing Heng Seng Agriculture Technology Ltd. (“Guangzhou Rongfu”) on January 9, 2009.  Guangzhou Rongfu is a wholly-owned subsidiary of Rongfu Aquaculture, Inc. organized under the laws of the People’s Republic of China (PRC). Foshan Nanhai Keda Heng Send Aquatic Co., Ltd. was incorporated in Foshan, Guangdong Province on April 30, 2003. Foshan formed Hainan keda hengsheng Aquatic fry Co., LTD. in Hainan province on August 6, 2007.

On December 26, 2009, Guangzhou Rongfu entered into a series of agreements including a Management Entrustment Agreement, a Shareholders’ Voting Proxy Agreement, an Exclusive Option Agreement and a Share Pledge Agreement (the “Agreements”) with Foshan Nanhai Keda Heng Seng Aquatic Co. Ltd. . (“Foshan") and its shareholders (the “Transaction”). Foshan Nanhai Keda Heng Seng Aquatic Co. Ltd. is a corporation formed under the laws of the PRC. According to these Agreements, Guangzhou Rongfu acquired management control of Foshan whereby Guangzhou Rongfu is entitled to all of the earnings before tax of Jiali, as a management fee, and is obligated to fund Foshan operations and pay all of the debts.

The contractual arrangements completed on December 26, 2009 provide that Guangzhou Rongfu has controlling interest in Foshan as defined by FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities” (“FIN 46R”), an Interpretation of Accounting Research Bulletin No. 51, which requires Guangzhou Rongfu to consolidate the financial statements of Foshan and ultimately consolidate with its parent company, Rongfu Aquaculture, Inc.

The Company, through its subsidiary, and exclusive contractual arrangement with Foshan Nanhai Keda Heng Seng Aquatic Co. Ltd. is engaged in integrated business of aquaculture including Tilapia brood stock, Tilapia fry, Tilapia farming, and marketing for Tilapia. It is specializing in the production of the Hengsheng Brand Nile Tilapia and the new licensed New Jifu Tilapia.

 Consolidated financial statements present as if the Company and its subsidiaries have been together since January 1, 2006.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and represent the pro forma historical results of the consolidated group. The Company adopted the new accounting guidance (“Codification”) on July 1, 2009. For the year ended December 31, 2009, all reference for periods subsequent to July 1, 2009 are based on the codification. The Company's functional currency is the Chinese Renminbi; however the accompanying consolidated financial statements have been translated and presented in United States Dollars.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its subsidiary and variable interest entity (“VIE”) for which the Company is the primary beneficiary.  All inter-company accounts and transactions have been eliminated in consolidation.  The Company has adopted FIN 46R which requires a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns.

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Translation Adjustment

As of December 31, 2008, 2007 and 2006, the accounts of the Company were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi (“CNY”).  Such financial statements were translated into U.S. Dollars (“USD”) in accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation” (“SFAS No. 52”), with the CNY as the functional currency.  According to SFAS No. 52, all assets and liabilities were translated at the current exchange rate, stockholders’ equity are translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, “Reporting Comprehensive Income,” as a component of shareholders’ equity.  Transaction gains and losses are reflected in the income statement.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flows from the Company’s operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Income

The Company follows the Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income.”  Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

Risks and Uncertainties

The Company’s operations are carried out in the PRC.  Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC’s economy.  The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

There were no contingencies of this type at December 31, 2008 and 2007.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable.   Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Reserves are recorded primarily on a specific identification basis.  There were no allowances for doubtful accounts as of December 31, 2008 and 2007, respectively.

Inventories

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down their inventories to market value, if lower. As of December 31, 2008 and December 31, 2007, inventories consist of the following:

	2008	2007

Raw materials	$27,725	$6,784
Work in process and finished goods	8,865,186	8,484,847

Total	$8,892,911	$8,491,631

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, Plant & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Buildings	10-20 years
Fishing gear	5-10years
Transportation equipment	5-10 years
Office equipment	3-5 years

As of December 31, 2008 and 2007 Property, Plant & Equipment consist of the following:

	2008	2007

Buildings	$60,230	$36,180
Fishing gear	408,197	107,097
Transportation equipment	37,155	12,103
Office equipment	1,187	-
Construction in progress	10,938	26,495
Total	517,707	155,380
Accumulated depreciation	(71,842)	(19,270)

	$445,865	$162,605

Depreciation expense for the years ending December 31, 2008, 2007, and 2006 was $52,572, $17,520, and $1,750, respectively

Long-Lived Assets

Since April 30, 2003, Foshan adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company’ management periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2008 and 2007, there were no impairments of its long-lived assets.

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

Statement of Financial Accounting Standard No. 107, “Disclosures about Fair Value of Financial Instruments,” requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff Accounting Bulletin (“SAB”) 104, “Revenue Recognition.” Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Advertising

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred. Advertising expense for the year ended 2008, 2007 and 2006 were $28,801, $ 0 and $ 0, respectively.

Income Taxes

The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

It is the Company’s intention to permanently reinvest earnings from activity with china. And thereby indefinitely postpone repatriation of these funds to the US. Accordingly, no domestic deferred income tax provision has been made fro US income tax which could result from paying dividend to the Company.
There were no deferred taxes difference in 2008, 2007 and 2006.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company has a diversified customer base, all are in China. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Subsequent Events

The Company evaluated subsequent events through the time of filing this year-end report for items effecting three-year ended 2008, 2007 and 2006 through January 29, 2010.  No significant events occurred subsequent to the balance sheet date but prior to the filing of this report that would have a material impact on our consolidated financial statements.

Recent Accounting Pronouncements

On February 16, 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments.” SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAF No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS No. 155 permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006. As of December 31, 2008, the Company has not incurred any hybrid financial instruments.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets – an amendment to FASB Statement No. 140.” SFAS No. 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The adoption of this new standard did not have an impact on the Company’s financial position, results of operations or cash flows.

In July 2006, the FASB released FASB interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of SFAS No. 109,” (FIN No. 48).  FIN No. 48 clarifies the accounting and reporting for uncertainties in income tax law.  This interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns.  This Statement is effective for fiscal years beginning after December 15, 2006.  As a result of implementing FIN No. 48, there has been no adjustments to the Company’s financial statements.

In September, 2006, FASB issued SFAS No. 157, “Fair Value Measurements.”  This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements.  This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute.  Accordingly, this Statement does not require any new fair value measurements.  However, for some entities, the application of this Statement will change current practice.  This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  The adoption of this new standard did not have an impact on the Company’s financial position, results of operations or cash flows.

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108 (“SAB 108”).  SAB 108 was issued to provide interpretive guidance on how the effects of the carryover reversal of prior year misstatements should be considered in quantifying a current year misstatement. The provisions of SAB 108 are effective for the Company for its December 31, 2006 year-end.  The adoption of SAB 108 had no impact on the Company’s consolidated financial statements.

In February, 2007, FASB issued SFAS 159, ‘The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115.”  This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments.  This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  The adoption of this new standard did not have a material impact on the Company’s financial position, results of operations or cash flows.

In December 2007, FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”).  SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired.  SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination.  This statement is effective for the Company beginning January 1, 2009.  The adoption of this standard had no impact on the Company’s  consolidated financial statement.

In December 2007, the FASB issued SFAS No. 160, “Non-Controlling Interests in consolidated Financial Statements.”  This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary.  It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  SFAS No. 160 is effective for the Company’s fiscal year beginning October 1, 2009.  Adoption of this standard is not expected to have an impact on the consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities.”  The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows.  It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  The new standard also improves transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under Statement 133: and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows.  The Company does not expect the impact of this adoption to be material.

In April 2008, the FASB issued FASB Staff Position (FSP) FAS 142-3, “Determination of the Useful Life of Intangible Assets,” which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets.”  This Staff Position is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.  Early adoption is prohibited.  Application of this FSP is not expected to have a significant impact on the financial statements.

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”  This Statement will provide a framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities.  With the issuance of SFAS No. 162, the GAAP hierarchy for nongovernmental entities will move from auditing literature to accounting literature.  The Company is currently assessing the impact of SFAS No. 162 on its financial position and results of operations.

In June 2008, the FASB ratified the consensus reached on Emerging Issues Task Force (“EITF”) Issue No. 07-05, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock (“EITF No. 07-05”). EITF No. 07-05 clarifies the determination of whether an instrument (or an embedded feature) is indexed to an entity’s own stock, which would qualify as a scope exception under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. EITF No. 07-05 is effective for financial statements issued for fiscal years beginning after December 15, 2008. The Company is in the process of review this consensus and has not reached a conclusion as to the impact if any at this time.

Note 3 –OTHER RECEIVABLES

Other receivables mainly consist of cash advances to rent deposit. As of December 31, 2008 and December 31, 2007, the other receivables were $21,193 and $19,877, respectively.

 Note 4 – BIOLOGICAL ASSETS

As of December 31, 2008, Biological assets consist of the following:

2008
Carp	$20,562
Tilapia	959,561
Snakeheads	178,204
Total	1,158,327
Accumulated depreciation	(316,702)
$841,625

Note 5 – RELATED PARTY

The Company buys fish feed from a related party. The Company also borrowed money from a shareholder of the Company.

Note 6 – DUE TO SHAREHOLDER

The Company has a payable due to a shareholder.  As of December 31, 2008 and December 31, 2007, due to a shareholder were $ 8,519,146 and $ 10,402,193, respectively. Amounts due are payable upon demand with no stated interest.

Note 7 – CONCENTRATIONS

At December 31, 2008 and 2007, 78%  and 100% of accounts payable were due to one related party vendor. For the year ended December 31, 2008 and 2007, the Company had one related party vendor who accounted for 93% and 100% of total purchases.

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 8 – COMPENSATED ABSENCES

Regulation 45 of the local labor law of the People’s Republic of China (“PRC”) entitles employees to annual vacation leave after 1 year of service.  In general, all leave must be utilized annually, with proper notification.  Any unutilized leave is cancelled.

Note 9 - INCOME TAXES

The Company operates in more them one jurisdiction with complex regulatory environments subject to different interpretations by the taxpayer and the respective governmental taxing authorities, we evaluate our tax positions and establish liabilities, if required. For uncertain tax position which may be challenged by local tax authorities and may not be fully sustained despite our belief that the underlying tax positions maybe be fully supportable.

Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax (“EIT”) through December 31, 2007 is at a statutory rate of 33%, which is comprised of 30% national income tax and 3% local income tax.  As of January 1, 2008, the EIT is at a statutory rate of 25%.  The Company is an agriculture enterprise and under PRC Income Tax Laws, it is entitled to an exemption for 2006.  Starting from January 1, 2008, it is entitled to have new PRC tax policy for the agriculture enterprise.

The Company’s income come from three parts including fish breeding, fish cultivation and selling adult fish. For income from fish breeding, it is entitled to an exemption. For income from fish cultivation, EIT is a discount rate of 12.5%. For income from selling adult fish, EIT is a rate of 25%.

The following is a reconciliation of income tax expense:

12/31/2008	International	Total
Current	$1,027,781	$1,027,781
Deferred	-	-
Total	$1,027,781	$1,027,781

12/31/2007	International	Total
Current	$69,526	$69,526
Deferred	-	-
Total	$69,526	$69,526

12/31/2006	International	Total
Current	$-	$-
Deferred	-	-
Total	$-	$-

Note 10– COMMITMENTS & CONTINGENCIES

The Company leases facilities under operating leases, which expire on different dates. It pays for on an annual basis and accrues for throughout the year.   For the years ended December 31, 2008 and 2007, rent expense was $334,705, and $357,552, respectively.  Future payments under these lease is as follows: 2009-63,804; 2010- 63,804; 2011- 63,804; 2012- 63,804; 2013- 55,401.

RONGFU AQUACULTURE, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

Note 11 – STATUTORY RESERVE

In accordance with the laws and regulations of the PRC, a wholly-owned Foreign Invested Enterprises income, after the payment of the PRC income taxes, shall be allocated to the statutory surplus reserves and statutory public welfare fund. Prior to January 1, 2006 the proportion of allocation for reserve was 10 percent of the profit after tax to the surplus reserve fund and additional 5-10 percent to the public affair fund. The public welfare fund reserve was limited to 50 percent of the registered capital.  Effective January 1, 2006, there is now only one fund requirement. The reserve is 10 percent of income after tax, not to exceed 50 percent of registered capital. Statutory Reserve funds are restricted for set off against losses, expansion of production and operation or increase in register capital of the respective company. Statutory public welfare fund is restricted to the capital expenditures for the collective welfare of employees. These reserves are not transferable to the Company in the form of cash dividends, loans or advances. These reserves are therefore not available for distribution except in liquidation. As of December 31, 2008 and December 31, 2007, the Company had allocated $ 665,852 and $200,666, respectively, to these non-distributable reserve funds.

Note 12- OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income, included in stockholders’ equity, at December 31, 2008, 2007, and 2006, are as follows:
	Foreign Currency Translation Adjustment	Accumulated Other Comprehensive Income
Balance at December 31, 2005	$-	$-
Change for 2006	30,887	30,887
Balance at December 31, 2006	30,887	30,887
Change for 2007	230,105	230,105
Balance at December 31, 2007	260,992	260,992
Change for 2008	600,174	600,174
Balance at December 31, 2008	$861,166	$861,166

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANTO, INC.

Date: March 31, 2010

/s/ Kelvin Chan

President

EXHIBIT INDEX

Exhibit Number	Description
2.1	Share Exchange Agreement by and among Granto, Inc., Rongfu, the Rongfu Stockholders and Janet Gargiulo, dated March 29, 2010
3.1	Certificate of Designations, Preferences and Rights of Series A Preferred Stock of Granto, Inc.
4.1	Series A Preferred Stock Purchase Agreement between Granto, Inc. and certain investors, dated March 29, 2010.
4.2	Form of Class A Warrant of Granto, Inc. issued on March 29, 2010 pursuant to Series A Preferred Stock Purchase Agreement
4.3	Form of Class B Warrant of Granto, Inc. issued on March 29, 2010 pursuant to Series A Preferred Stock Purchase Agreement
4.4	Escrow Agreement between Granto, Inc., certain officers of Granto, Inc. and The Crone Law Group, dated March 29, 2010.
4.5	Form of Class C Warrant issued on March 29, 2010 pursuant to Share Exchange Agreement.
4.6	Form of Class D Warrant issued on March 29, 2010 pursuant to Share Exchange Agreement.
10.1	Form of Call Option Agreement between Kelvin Chan and various call optionees, dated as December 29, 2009 and Amendment No. 1 thereto dated March 29, 2010.
10.2	Memorandum between Zhisheng Chen and Nanhai Ke Da Heng Sheng dated December 2009
10.3	Technological Cooperation Agreement Regarding the Propogation of Fish Fry of Nile Tilapia between Nanhai Ke Da Heng Sheng and Sifa Li dated December 18, 2009.
10.4	Entrusted Management Agreement dated December 26, 2009 among Chen Zhisheng, Nanhai Ke Da Heng Sheng and Guangzhou Flourishing.
10.5	Exclusive Option Agreement dated December 26, 2009 among Chen Zhisheng, Nanhai Ke Da Heng Sheng and Guangzhou Flourishing.
10.6	Shareholder’s Voting Proxy Agreement between Chen Zhisheng and Guangzhou Flourishing.
10.7	Shares Pledge Agreement between Chen Zhisheng, Nanhai Ke Da Heng Sheng and Guangzhou Flourishing.